UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

ATHENEX, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of November 22, 2022

Special Meeting of Stockholders

and Proxy Statement

Athenex, Inc.

1001 Main Street, Suite 600

Buffalo, New York 14203

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 22, 2022

To the Stockholders of Athenex, Inc.:

We would like to invite you to attend the special meeting of stockholders (the “Special Meeting”) of Athenex, Inc. (the “Company,” “we,” “us,” or “our”), which will be held on Tuesday, November 22, 2022 at 9:30 a.m. Eastern Time. The Special Meeting will be conducted as a virtual meeting of stockholders via a live webcast. We believe that hosting a virtual meeting will preserve the ability of our stockholders to attend and participate in the meeting.

The Special Meeting is being held for the following purposes:

1.

To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares of common stock, par value $0.001 per share, of the Company from 250,000,000 shares to 500,000,000 shares;

2.

To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, at the discretion of the Board, to effect a reverse stock split of the issued and outstanding shares of Common Stock in a range of not less than one-for-five shares and not more than one-for-twenty shares, with a corresponding reduction in the total number of authorized shares of common stock in proportion to the reduction of the issued and outstanding shares, to enable the Company to comply with the Nasdaq continued listing requirements; and

3.	To approve the Second Amendment to the Amended and Restated 2017 Omnibus Incentive Plan.

We will also consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The reverse stock split is primarily intended to increase the price per share of the Company’s common stock to enable it to comply with the Nasdaq continued listing requirements. The increase in authorized shares is primarily intended to allow the Company to have flexibility to use its common stock for business and financial purposes and alternatives in structuring transactions in the future. The Company believes that these actions will support its ongoing strategy of advancing its cell therapy pipeline to bring innovative products to benefit cancer patients.

Even if the reverse stock split proposal is approved by stockholders, the Board may delay or abandon the reverse stock split at any time until the one-year anniversary of the Special Meeting. The Board may abandon the reverse stock split if the Board determines that the reverse stock split is no longer in the best interests of the Company.

These matters are more fully described in the Proxy Statement accompanying this Notice of Special Meeting of Stockholders (the “Notice”).

If you were a stockholder of record of Athenex, Inc. common stock as of the close of business on September 23, 2022, the record date for the Special Meeting, you are entitled to receive this Notice and vote at the Special Meeting and any adjournments or postponements thereof, provided that the Board of Directors may fix a new record date for an adjourned meeting. Our stock transfer books will not be closed. A list of the stockholders entitled to vote at the meeting may be examined at our principal executive offices in Buffalo, NY during ordinary business hours for the 10-day period preceding the meeting for any purposes related to the Special Meeting.

To participate in the Special Meeting virtually via the Internet, please visit www.proxydocs.com/ATNX. In order to attend via live webcast, you must register in advance at www.proxydocs.com/ATNX prior to the deadline of November 21, 2022 at 5:00 PM Eastern Time (the “Registration Deadline”). After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Special Meeting, will be emailed to you. You will not be able to attend the Special Meeting in person.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on November 22, 2022. In accordance with the rules of the Securities and Exchange Commission, we have opted to provide our materials pursuant to the “full set delivery option” in connection with the Special Meeting.

Under the full set delivery option, a company delivers paper copies of all proxy materials to each stockholder. The approximate date on which the materials are intended to be first sent or given to the Company’s stockholders is                     , 2022. Accordingly, you should have received our proxy materials by mail. These proxy materials include this Notice, the Proxy Statement, and a proxy card. These materials, other than the proxy card, are available free of charge at www.proxydocs.com/ATNX. We believe this process gives us the opportunity to serve you more effectively.

You are cordially invited to attend the Special Meeting virtually. Whether or not you expect to attend via live webcast, your vote is important. The Board of Directors respectfully requests that you vote your stock, regardless of the number of shares you own, in the manner described in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Special Meeting.

By Order of the Board of Directors of Athenex, Inc.,

Johnson Y.N. Lau, M.D.
Chief Executive Officer and Chairman of the Board
Buffalo, New York
Dated: , 2022

YOUR VOTE IS IMPORTANT

You may vote your shares via the Internet, over the telephone, or by mail by marking, dating and signing the proxy card or voting instruction form and mailing it promptly in the return envelope provided.

www.proxydocs.com/ATNX

ATHENEX, INC.

Proxy Statement

for the

Special Meeting of Stockholders

To Be Held November 22, 2022

i

ATHENEX, INC.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 22, 2022

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is furnished to the holders of our common stock in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) for use at the Special Meeting of Stockholders (the “Special Meeting”) of Athenex, Inc. (the “Company,” “we,” “us,” “our” or “Athenex”), to be held on November 22, 2022 at 9:30 AM Eastern Time, or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders (the “Notice”). The Special Meeting will be conducted as a virtual meeting of stockholders via a live webcast. Only stockholders of record at the close of business on September 23, 2022 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting. Prior registration to attend the virtual Special Meeting at www.proxydocs.com/ATNX is required by November 21, 2022 at 5:00 PM Eastern Time (the “Registration Deadline”).

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have opted to provide our proxy materials pursuant to the “full set delivery option” in connection with the Special Meeting. Under the full set delivery option, a company delivers paper copies of all proxy materials to each stockholder. The approximate date on which the proxy materials are intended to be first sent or given to the Company’s stockholders on or about                     , 2022. Accordingly, you should have received our proxy materials by mail. These proxy materials (collectively, the “Proxy Materials”) include the Notice, this Proxy Statement, and a proxy card. These Proxy Materials, other than the proxy card, are available free of charge at www.proxydocs.com/ATNX. We believe this process gives us the opportunity to serve you more effectively.

Each holder of our common stock is entitled to one vote for each share held as of the Record Date with respect to all matters considered at the meeting. Stockholder votes will be tabulated by representatives of Mediant, who have been appointed by the Board to act as inspectors of election for the meeting.

We bear the expense of soliciting proxies. Our directors, officers, or other employees may solicit proxies personally or by telephone, email, text message, facsimile, or other means of communication. We do not intend to pay them additional compensation for doing so. We have engaged Advantage Proxy, Inc. to assist in proxy solicitation and collection at a cost of $7,500 plus out-of-pocket expenses. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of our common stock, for their expenses in forwarding soliciting materials to those beneficial owners.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	Who may vote at the Special Meeting?

A:

Each share of our common stock has one vote on each matter. If you owned shares of our common stock at the close of business on the Record Date, you may attend and vote at the Special Meeting via the webcast provided you register by the Registration Deadline. As of the Record Date, there were 156,790,234 shares of our common stock outstanding and entitled to vote at the Special Meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, Computershare Shareholder Services, Inc. (“Computershare”), you are considered a stockholder of record with respect to those shares. As a stockholder of record, you have the right to vote at the Special Meeting.

If your shares are held by a broker, bank, nominee or other similar organization, you are considered the beneficial owner of shares held in “street name,” and the Proxy Materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. You are also invited to attend and vote your shares at the Special Meeting live via the webcast so long as you register to attend the Special Meeting by the Registration Deadline. You will be asked to provide the control number located inside the shaded gray box on your proxy card (the “Control Number”) as described in the proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Special Meeting, will be emailed to you.

Q:	What are broker non-votes?

A:

Brokers may not cast votes on “non-routine” (or non-discretionary) matters. If you hold your shares in street name and do not provide voting instructions to your broker, your broker may still be able to vote your shares with respect to certain “routine” (or discretionary) items. In the case of non-discretionary items, for which no instructions are received, the shares will be treated as “broker non-votes.” Broker non-votes are counted for purposes of determining whether a quorum exists. If you attend the virtual Special Meeting via the live webcast or by proxy, but withhold your vote or abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote for purposes of determining whether a quorum exists.

Whether a proposal is considered a “routine” matter or a “non-routine” matter is subject to the interpretation of certain rules that are applicable to brokers. Nasdaq Stock Market LLC (“Nasdaq”) Rule 2251 currently governs when Nasdaq members may vote shares held for customers by adopting the FINRA Rules. The FINRA rules, in turn, currently prohibits members from voting any uninstructed shares, but also permits the member to follow the rules of another self-regulatory organization of which the broker is a member, such as the New York Stock Exchange (the “NYSE”). Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the NYSE until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares. Under the applicable rules governing such brokers, we believe proposals one and two are likely to be considered “routine” items while proposal three will likely be considered a “non-routine” item. As such, if you are the beneficial owner of shares held by your broker, bank, nominee or other similar organization in street name and you do not vote your shares, the broker, bank, nominee or other similar organization will be able to vote such shares on proposals one and two relating to the Authorized Shares Increase and Reverse Stock Split but not on proposal three relating to the Second Amendment to the Amended and Restated 2017 Omnibus Incentive Plan. As such we do not expect any broker non-votes in relation to proposals one and two but expect that we may receive some broker non-votes in relation to proposal three.

Q:	What is the quorum requirement for the Special Meeting?

A:

A majority of our outstanding shares of capital stock entitled to vote as of the Record Date must be present at the Special Meeting in order for us to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:

•	are present and entitled to vote at the Special Meeting;

•	voted by Internet or telephone;

•	properly submitted a proxy card or voter instruction form; or

•	if your shares held in street name, your broker has voted based on your instructions or your broker has voted on a routine item.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the outstanding shares of capital stock entitled to vote and present or represented by proxy, though less than a quorum, may adjourn the meeting to another date.

Q:	What proposals will be voted on at the Special Meeting?

A:	Our stockholders will vote on the following proposals at the Special Meeting:

•

Proposal One—To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (“Charter”) to effect an increase in the total number of authorized shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) from 250,000,000 shares to 500,000,000 shares;

•

Proposal Two—To approve an amendment to the Charter, at the discretion of the Board, to effect a reverse stock split of the issued and outstanding shares of Common Stock in a range of not less than one-for-five shares and not more than one-for-twenty shares, with a corresponding reduction in the total number of authorized shares of Common Stock in proportion to the reduction of the issued and outstanding shares, to enable the Company to comply with the Nasdaq continued listing requirements; and

•	Proposal Three—To approve the Second Amendment to the Amended and Restated 2017 Omnibus Incentive Plan.

We will also consider any other business that properly comes before the Special Meeting at the direction of our Board. As of the Record Date, we are not aware of any other matters to be submitted for consideration at the Special Meeting by our Board and no stockholder has timely provided notice of a matter to be submitted for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, the proxies named in the proxy card or voter instruction form will vote the shares they represent using their best judgment.

Q:	What is the voting requirement to approve each of the proposals?

A:

Proposal	Voting Options	Vote Required	Effect of Abstentions/ Withheld Votes	Effect of Broker Non-Votes
Proposal One—To approve an amendment to the Charter to effect an increase in the total number of authorized shares of Common Stock from 250,000,000 shares to 500,000,000 shares	FOR, AGAINST or ABSTAIN	Majority of the outstanding shares of Common Stock as of the Record Date	An abstention will count as a vote “against” the proposal	Not applicable because brokers have discretion to vote on this proposal

Proposal Two—To approve an amendment to the Charter to effect a reverse stock split of the issued and outstanding shares of Common Stock with a corresponding reduction in the total number of authorized shares of common stock to enable the Company to comply with the Nasdaq continued listing requirements

	FOR, AGAINST or ABSTAIN	Majority of the outstanding shares of Common Stock as of the Record Date	An abstention will count as a vote “against” the proposal	Not applicable because brokers have discretion to vote on this proposal

Proposal Three—To approve the Second Amendment to the Amended and Restated 2017 Omnibus Incentive Plan	FOR, AGAINST or ABSTAIN	Majority of the shares present or represented by proxy and entitled to vote	An abstention will count as a vote “against” the proposal	None because not “entitled to vote” on this proposal

Q:	How are votes counted?

A:

All shares entitled to vote and that are voted at the Special Meeting will be counted by one or more representatives of Mediant, who will serve as the inspector of elections for the Special Meeting, and all shares represented by properly executed and unrevoked proxies received prior to the Special Meeting will be voted at the Special Meeting as indicated in such proxies. In all cases, abstentions, votes to withhold and broker non-votes will count as present when determining a quorum.

If you are the beneficial owner of shares held by your broker, bank, nominee or other similar organization in street name and you do not vote your shares, the broker, bank, nominee or other similar organization may vote such shares for proposals one and two as we consider those proposals routine items, but not proposal three, which is a non-routine item. Proxy cards signed and returned to the Company unmarked will be voted FOR proposals one, two and three.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote your shares:

•	FOR—the approval of an amendment to the Charter to effect an increase in the total number of authorized shares of Common Stock from 250,000,000 shares to 500,000,000 shares (proposal one);

•

FOR—the approval of an amendment to the Charter, at the discretion of the Board, to effect a reverse stock split of the issued and outstanding shares of Common Stock in a range of not less than one-for-five shares and not more than one-for-twenty shares, with a corresponding reduction in the total number of authorized shares of common stock in proportion to the reduction of the issued and outstanding shares, to enable the Company to comply with the Nasdaq continued listing requirements (proposal two); and

•	FOR—the approval of the Second Amendment to the Amended and Restated 2017 Omnibus Incentive Plan (proposal three).

Q:	How are Proxy Materials being made available to stockholders?

A:

In accordance with the rules of the SEC, we have opted to provide our materials pursuant to the “full set delivery option” in connection with the Special Meeting. Under the full set delivery option, a company delivers paper copies of all Proxy Materials to each stockholder. The approximate date on which the Proxy Materials are intended to be first sent or given to our stockholders is                     , 2022. In addition to delivering Proxy Materials to stockholders, we must also post all Proxy Materials on a publicly accessible website and provide information to stockholders about how to access that website. Accordingly, you should have received our Proxy Materials by mail. These Proxy Materials include the Notice, this Proxy Statement, and a proxy card. These materials, other than the proxy card, are available free of charge at www.proxydocs.com/ATNX. We believe this process gives us the opportunity to serve you more effectively.

Q:	Can I access these Proxy Materials on the Internet?

A:

Yes. The Proxy Materials are available for viewing, printing, and downloading at www.proxydocs.com/ATNX. All materials will remain posted on www.proxydocs.com/ATNX at least until the conclusion of the meeting.

Q:	How can I attend the Special Meeting?

A:	The Special Meeting will be conducted as a virtual meeting of stockholders via a live webcast. You will not be able to attend the meeting in person.

In order to attend, you must register in advance at www.proxydocs.com/ATNX prior to the Registration Deadline. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Special Meeting.

If your shares are registered directly in your name with our transfer agent, Computershare, as of the close of business on the Record Date, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to attend the meeting and vote your shares at the Special Meeting live via the webcast.

If your shares are held in a brokerage account, bank or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting and vote your shares at the Special Meeting live via the webcast, provided that you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares electronically at the Special Meeting, and submit proof of your legal proxy reflecting the number of shares you held as of the record date in accordance with the instructions provided by your broker, bank or nominee.

Q:	Will Stockholder questions be answered at the Special Meeting?

Yes. You may submit questions in advance of the Special Meeting at www.proxydocs.com/ATNX after logging in with your Control Number but you will not be able to ask questions during the Special Meeting. We request that questions sent in advance be submitted by November 19, 2022 at 5:00 PM Eastern Time. We expect to respond to questions during the Special Meeting that are pertinent to the proposals at the Special Meeting. We may group together questions that are substantially similar to avoid repetition. Shortly after the meeting, we may post questions and answers under the Investors—Financial Information—Special Meeting Materials section of our website at www.athenex.com.

Q:	How can I vote my shares?

A:	If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•	Via the Internet by accessing the Proxy Materials on the secured website www.proxydocs.com/ATNX and following the voting instructions on that website;

•	Via telephone by calling toll free (866) 217-7048 and following the recorded instructions;

•	Via mail by completing the proxy card with your voting instructions and returning it in the postage-paid envelope; or

•	Via the virtual meeting by accessing the secured website www.proxydocs.com/ATNX and following the voting instructions on that website.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a Control Number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 PM Eastern Time on November 21, 2022. Votes submitted during the Special Meeting via the webcast must be received no later than the closing of the polls at the Special Meeting. As discussed above, if you are a beneficial owner of shares, you are invited to attend and vote your shares at the Special Meeting live via the webcast so long as you register to attend the Special Meeting at www.proxydocs.com/ATNX by the Registration Deadline. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board, as permitted by law.

If your Common Stock is held by a broker, bank, or other nominee, they should send you instructions that you must follow in order to have your shares voted.

Q:	How can I change or revoke my vote after submitting it?

A:	You can change your vote or revoke your proxy at any time before the closing of the polls at the Special Meeting. If you are a stockholder of record, you can change your vote or revoke your proxy by:

•

Filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary at 1001 Main Street, Suite 600, Buffalo, New York 14203, which must be received no later than November 21, 2022;

•

Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary at 1001 Main Street, Suite 600, Buffalo, New York 14203, which must be received no later than November 21, 2022;

•	Attending the virtual meeting and submitting an electronic ballot; or

•	If you voted by telephone or via the Internet, voting again by the same means prior to 11:59 PM Eastern Time on November 21, 2022.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record.

Q:	Where can I find the voting results of the meeting?

A:

We plan to announce the preliminary voting results at the Special Meeting. We plan to publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Special Meeting. If final results are not available at such time, the Form 8-K will disclose preliminary results, to be followed with an amended Form 8-K when final results are available.

Q:	How long will the Proxy Materials be available on the Internet?

A:

The Proxy Materials will be available at www.proxydocs.com/ATNX at least until the conclusion of the Special Meeting. These materials are also available, free of charge, in PDF and HTML format under the Investors—Financial Information—Special Meeting Materials section of our website at www.athenex.com and will remain posted on this website at least until the conclusion of the Special Meeting.

PROPOSAL ONE — APPROVAL OF AN AMENDMENT TO THE COMPANY’S CHARTER TO EFFECT AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

We are asking stockholders to approve a proposed amendment to our Charter to effect an increase in the total number of authorized shares of Common Stock from 250,000,000 shares to 500,000,000 shares of Common Stock (the “Authorized Shares Increase”), as further described below. The Board has unanimously approved and declared advisable the Authorized Shares Increase, and recommends that its stockholders approve the Authorized Shares Increase. The text of the proposed form of Certificate of Amendment to our Charter (the “Share Increase Certificate”) is attached hereto as Appendix A.

If stockholders approve this proposal, then the Board will cause the Share Increase Certificate to be filed with the Delaware Secretary of State and the Authorized Shares Increase to be effected only if the Board determines that the Authorized Shares Increase would be in the best interests of the Company and its stockholders. The Board also may determine in its discretion not to effect the Authorized Shares Increase and not to file the Share Increase Certificate. No further action on the part of stockholders will be required to either implement or abandon the Authorized Shares Increase.

Our Charter currently authorizes the issuance of up to 275,000,000 shares of capital stock, consisting of 250,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, par value $$0.001 per share (the “Preferred Stock”). An increase in the number of authorized shares of Common Stock to 500,000,000 shares will increase our total authorized capitalization to 525,000,000 shares of capital stock, which includes our previously authorized 25,000,000 shares of Preferred Stock.

Of the 250,000,000 shares of Common Stock currently authorized, as of the close of business on September 23, 2022, there were 156,790,234 shares of Common Stock issued and outstanding. In addition to the shares of Common Stock issued and outstanding on September 23, 2022, there were 14,075,329 shares of Common Stock reserved for issuance in connection with future awards available for grant under all Company equity plans and 46,201,924 shares of Common Stock reserved for issuance upon exercise of issued and outstanding warrants.

As a result, as of September 23, 2022, we had only approximately 32,932,513 (or 13%) authorized shares of Common Stock that were not outstanding or reserved for issuance and that we may issue for any future business purposes. There are no issued, outstanding, or reserved shares of Preferred Stock as of September 23, 2022.

Reasons for the Authorized Shares Increase

We have three operating segments: our Oncology Innovation Platform, Global Supply Chain Platform, and Commercial Platform. Since inception, we have devoted a substantial amount of our resources to research and development of our lead product candidates. We have incurred significant net losses since inception, and, as a result, as of June 30, 2022 and December 31, 2021, we had an accumulated deficit of $963.0 million and $913.4 million, respectively. While we estimate that our existing cash, cash equivalents, restricted cash and short-term investments, will be sufficient to fund our operating expenses and capital expenditure requirements through the twelve months from August 2022, we expect our research and development expenses to continue to be significant in connection with our continued investment in our drug candidates and our ongoing and planned clinical trials for our drug candidates. In addition, as a public company, we incur additional costs associated with operating as a public company. As a result, we expect to continue to incur significant operating losses and negative cash flows from operations for the foreseeable future. These losses have had and will continue to have a material adverse effect on our stockholders’ equity, financial position, cash flows and working capital.

The report of our independent registered public accounting firm that accompanies our audited consolidated financial statements for the year ended December 31, 2021 contained an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

We have funded our operations to date primarily from the issuance and sale of our common stock through public offerings, senior secured loans, private placements, and to a lesser extent, from convertible bond financing, revenue, and grant funding. As of June 30, 2022, we had cash and cash equivalents of $22.1 million, restricted cash of $13.8 million, and short-term investments of $1.2 million.

The Board believes that the Authorized Shares Increase is advisable and in the Company and its stockholders’ best interests, as it would provide the Company with flexibility to use the Common Stock for business and financial purposes and alternatives in structuring future transactions. These purposes may include raising capital in future offerings of equity or equity linked securities, repurchasing debt, granting equity awards to employees, officers, directors, consultants and/or advisors pursuant to the Company’s 2017 Omnibus Incentive Plan, as amended (the “2017 Plan”), and expanding our business through the acquisition of other businesses and other purposes. We anticipate that we may issue additional authorized but unissued shares of Common Stock in the future in connection with one or more of the following:

•	financing transactions, such as public or private offerings of Common Stock or convertible securities;

•	partnerships, collaborations and other similar transactions;

•	our equity incentive plans;

•	strategic investments; and

•	other corporate purposes that have not yet been identified.

Given that over 87% of our authorized shares of Common Stock are either outstanding or reserved for issuance, the Board believes the proposed Authorized Shares Increase will enhance our flexibility in taking possible future actions, such as raising additional equity capital, consideration for acquisitions or licensing transactions, equity compensation awards or other corporate purposes. We do not have any current plans, arrangements, understandings or commitments for use of the additional shares of Common Stock that would be available for issuance. However, by approving the amount of authorized shares of Common Stock as proposed by the Authorized Shares Increase now, in advance of any specific need, we believe that such additional authorized shares will enable us to act in a timely manner when such a need arises or the Board believes that it is in the best interests of the Company and its stockholders to take action, without the delay and expense that would be required at that time in obtaining stockholder approval of an increase in authorized shares of Common Stock at a future special meeting of stockholders. For example, the Company may raise capital in the future to address its liquidity needs and to maintain compliance with the Nasdaq continued listing standards. If this proposal is not approved by our stockholders, it is possible that our financing and business development alternatives may be limited due to the lack of unissued and unreserved authorized shares of common stock.

Based on our current plans and assumptions, we estimate that our existing cash, cash equivalents, restricted cash and short-term investments will be sufficient to fund our operating expenses and capital expenditure requirements through the twelve months from August 2022. Our estimate as to how long we expect our existing cash and cash equivalents to be available to fund our operations is based on assumptions that may prove inaccurate, and we could use our available capital resources sooner than we currently expect. In addition, changing circumstances may cause us to increase our spending significantly faster than we currently anticipate, and we may need to spend more money than currently expected because of circumstances beyond our control. If we are unable to raise additional capital or monetize assets, as needed, our existing cash and cash equivalents, restricted cash, and short-term investments may not be sufficient to fund our operations through the twelve months past August 2022. We have concluded that this raises substantial doubt about our ability to continue as a going concern. Stockholder value may be harmed by these limitations. In short, if our stockholders do not approve this proposal, we may not be able to access the capital markets, complete corporate acquisitions, licensing transactions or partnerships, and pursue other business opportunities integral to our growth and success. Even if this proposal is approved by our stockholders, there is no assurance that we will be successful in raising additional funds or pursuing other business opportunities.

Certain Risks and Potential Disadvantages Associated with the Authorized Shares Increase

The Board does not intend to issue any shares of Common Stock except for purposes and on terms that the Board believes to be in the best interests of the Company and its stockholders. However, depending on the purpose and terms of issuance at the time, if we issue additional shares of Common Stock or other securities convertible into Common Stock in the future, it could dilute the voting rights of existing stockholders and could also dilute earnings per share and book value per share of existing stockholders. The proposed Authorized Shares Increase could also, under certain circumstances, make more difficult or discourage attempts to obtain control of the Company, thereby having an anti-takeover effect. While this is not the purpose or intent of the Board’s support of this proposal we would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in our control or our management. For example, we could issue additional shares without further stockholder approval so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Authorized Shares Increase therefore may have the effect of discouraging unsolicited takeover attempts. Although the Authorized Shares Increase has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the Authorized Shares Increase could facilitate future attempts by us to oppose changes in our control and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of the Common Stock

Principal Effects of the Authorized Shares Increase

The Board proposes and recommends increasing the number of shares of authorized Common Stock from the 250,000,000 shares that are authorized for issuance pursuant to our Charter to a total of 500,000,000 shares of Common Stock. The chart below illustrates the number of shares of Common Stock that will be available for issuance if the Authorized Shares Increase is effected. The number of shares disclosed in the column “Estimated number of shares of Common Stock after the Authorized Shares Increase” does not reflect any adjustment for a Reverse Stock Split as proposed in proposal two.

	ESTIMATED NUMBER OF SHARES OF COMMON STOCK BEFORE INCREASE	ESTIMATED NUMBER OF SHARES OF COMMON STOCK AFTER THE INCREASE

Authorized	250,000,000	500,000,000

Outstanding	156,790,234	156,790,234

Reserved for issuance(1)	60,277,253	60,277,253

(1)	Shares of Common Stock reserved for issuance in connection with issued and outstanding stock options, warrants, unvested restricted stock and under all Company incentive plans.

The 250,000,000 additional shares of Common Stock authorized by the Share Increase Certificate, if approved, would have the same powers, preferences, and rights as the currently outstanding shares of Common Stock. Therefore, approval of the Authorized Shares Increase and any subsequent issuance of additional shares of Common Stock would not affect a current stockholder’s rights as a stockholder, except for any dilutive effects incidental to increasing the number of our outstanding shares of Common Stock to earnings per share, book value per share, and the voting power of current holders of Common Stock. The Authorized Shares Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders unless additional shares are issued.

As is true for shares presently authorized but unissued, the future issuance of Common Stock authorized by the Authorized Shares Increase may, among other things, decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of the Common Stock. Further, the additional shares of Common Stock authorized by the approval of this proposal could be issued by the Board without further vote of our stockholders except as may be required in particular cases by applicable law, regulatory agencies or the Nasdaq listing standards.

Interest of Certain Persons in Matters to be Acted Upon

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock.

Reservation of Right to Delay the Filing of the Share Increase Certificate, or Abandon the Reverse Stock Split and the Authorized Shares Increase

We reserve the right to delay the filing of the Share Increase Certificate or abandon the Authorized Shares Increase at any time, even if the Authorized Shares Increase has been approved by stockholders at the Special Meeting. By voting in favor of the Share Increase Certificate, you are also expressly authorizing the Board to delay, until the one-year anniversary of the Special Meeting, or abandon the Authorized Shares Increase if the Board determines that such action is in the best interests of the Company and its stockholders.

Required Vote

Stockholders can vote FOR, AGAINST OR ABSTAIN on this proposal.

An affirmative vote of a majority of the outstanding shares of Common Stock is required to approve this proposal. Proxies solicited by the Board will be voted for approval of this proposal, unless otherwise specified. If stockholder approval for this proposal is not obtained, then the Authorized Shares Increase will not be effected.

No Appraisal Rights

Under Delaware law, our Charter and our Bylaws, stockholders have no rights to exercise dissenters’ rights of appraisal with respect to the amendment to effect the Authorized Shares Increase.

Recommendation of the Board

The Board recommends a vote FOR Proposal One.

PROPOSAL TWO — APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, AT THE DISCRETION OF THE BOARD, TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK AND A CORRESPONDING REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

We are asking stockholders to approve a proposed amendment to our Charter to implement, at the discretion of the Board at any time prior to the one-year anniversary of the Special Meeting, a reverse stock split of the issued and outstanding shares of Common Stock in a range of not less than one-for-five shares and not more than one-for-twenty shares, with a corresponding reduction in the total number of authorized shares of Common Stock in proportion to the reduction of the issued shares (the “Reverse Stock Split”). As a matter of Delaware law, the implementation of a reverse stock split does not require a reduction in the total number of authorized shares of common stock. However, without a corresponding share reduction the Reverse Stock Split would significantly increase the proportion of unissued, authorized shares of Common Stock to issued and outstanding shares of Common Stock, which could allow the Company to much more substantially dilute stockholders in the future than it is currently able to do. The Board believes that effecting a corresponding authorized share reduction in connection with the Reverse Stock Split will maintain alignment with the market expectations regarding the number of shares of authorized Common Stock in comparison to the number of shares issued or reserved for issuance, and ensure that we do not have what some stockholders might view as an unreasonably high number of authorized shares of Common Stock that are unissued or reserved for issuance following the Reverse Stock Split.

The Board has unanimously approved and declared advisable the Reverse Stock Split, and recommended that our stockholders approve an amendment to our Charter to effect this proposal. The text of the proposed form of Certificate of Amendment to our Charter (the “Reverse Split Certificate”) is attached hereto as Appendix B.

If stockholders approve this proposal, then the Board will cause the Reverse Split Certificate to be filed with the Delaware Secretary of State and the Reverse Stock Split to be effected only if the Board determines that the Reverse Stock Split would be in the best interests of the Company and its stockholders. The Board also may determine in its discretion not to effect the Reverse Stock Split and not to file the Reverse Split Certificate. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.

The Reverse Split Certificate will effect a reverse stock split of the authorized and outstanding shares of Common Stock at a reverse stock split ratio ranging from one-for-five to one-for-twenty, as determined by the Board. We are proposing that the Board have the discretion to select the Reverse Stock Split ratio from within this range, rather than proposing that stockholders approve a specific ratio at this time, in order to give the Board the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement Reverse Stock Split.” We believe that enabling the Board to set the ratio of the Reverse Stock Split within the stated range is in the best interests of the Company’s stockholders because it will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its stockholders and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented.

As of September 23, 2022, there were 156,790,234 shares of Common Stock issued and outstanding. Based on such number of shares of Common Stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (without giving effect to the issuance of whole shares in lieu of fractional shares), we will have, depending on the Reverse Stock Split ratio selected by the Board, issued and outstanding shares of stock as illustrated in the tables under the caption “—Principal Effects of the Reverse Stock Split—General.”

All holders of Common Stock will be affected equally by the Reverse Stock Split.

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, any stockholders who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive in lieu thereof one additional whole share of Common Stock; provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock have been reclassified; and with respect to holders of shares of Common Stock in book-entry form in the records of the Corporation’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive one additional share of Common Stock automatically and without any action by the holder. Each holder of Common Stock will hold the same percentage of the outstanding shares of Common Stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving whole shares in lieu of fractional shares. The par value of the Common Stock will continue to be $0.001 per share (see “—Principal Effects of the Reverse Stock Split—Effect of Reverse Stock Split on Stated Capital”).

Background and Reasons for the Reverse Stock Split

The Board believes that effecting the Reverse Stock Split would help us to:

•	increase the per share price of our Common Stock;

•	maintain the listing of our Common Stock on Nasdaq;

•	maintain the marketability and liquidity of the Common Stock; and

•	provide other potential benefits.

Increase the Per Share Price of Common Stock

The primary purpose for effecting the Reverse Stock Split, should the Board choose to effect it, would be to increase the per share price of the Common Stock. In determining to seek authorization for this proposal, the Board considered that, by effectively condensing a number of pre-split shares into one share of Common Stock, the market price of a post-split share should generally be greater than the current market price of a pre-split share.

Maintain Listing on Nasdaq

Our Common Stock is listed on Nasdaq under the symbol “ATNX”. On March 18, 2022, we received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC indicating that, based upon the closing bid price of our common stock, we no longer met the Nasdaq listing standard requiring listed companies to maintain a minimum bid price of at least $1.00 per share. Nasdaq Listing Rule 5810(c)(3)(A) provided a compliance period of 180 calendar days, or until September 14, 2022, in which to regain compliance with the minimum bid price requirement. We were unable to regain compliance with the minimum bid price requirement by September 14, 2022.

On September 15, 2022, we received written notification (the “Notification”) from Nasdaq stating that we had not regained compliance and were ineligible to transfer to The Nasdaq Capital Market (the “Capital Market”) to obtain a second 180 calendar day period to regain compliance because we did not meet the Capital Market’s minimum $5,000,000 Stockholders’ Equity initial listing requirement. Pursuant to the Notification, our Common Stock was subject to delisting from Nasdaq pending our opportunity to request a hearing before the Nasdaq Hearings Panel (the “Panel”). The Notification further advised that if we did not request an appeal before the Panel on or before September 22, 2022, our common stock would be scheduled for delisting at the opening of business on September 26, 2022.

We submitted an appeal of the Notification to the Panel on September 21, 2022. Under Nasdaq rules, the delisting of our Common Stock has been stayed during the pendency of the appeal and during such time our Common Stock will continue to be listed on Nasdaq. There can be no assurance that our appeal of the Notification to the Panel will be successful, or that we will be able to regain compliance with the minimum bid price requirement or maintain compliance with other Nasdaq listing requirements. If our appeal is denied or if we fail to regain compliance with Nasdaq’s continued listing standards during any period granted by the Panel, our Common Stock will be subject to delisting from Nasdaq.

Failure to approve the Reverse Split may have serious, adverse effects on the Company and its stockholders. Our Common Stock could be delisted from Nasdaq because shares of our Common Stock may continue to trade below the requisite $1.00 per share price needed to maintain our listing in accordance with Nasdaq Listing Rule 5550(a)(2). Our shares may then be quoted on the OTC Bulletin Board or other small trading markets, which are generally considered to have less volume and be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons. In that event, the Common Stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our Common Stock.

As of the Record Date, our Common Stock closed at $0.241 per share on Nasdaq. The Reverse Stock Split, if effected, should have the immediate effect of increasing the price of our Common Stock as reported on Nasdaq, therefore reducing the risk that our Common Stock could be delisted from Nasdaq.

Our Board strongly believes that the Reverse Split is necessary to maintain our listing on Nasdaq. Accordingly, the Board recommended that our stockholders approve the Reverse Split Certificate to effect the Reverse Split and directed that this proposal be submitted to our stockholders for approval at the Special Meeting.

Maintain the Marketability and Liquidity of the Common Stock

The Board believes that continued listing on Nasdaq provides overall credibility to an investment in the Common Stock, given the stringent listing and disclosure requirements of Nasdaq. In addition, the Board believes that the increased market price of the Common Stock expected as a result of implementing the Reverse Stock Split could improve the marketability and liquidity of the Common Stock and encourage interest and trading in the Common Stock by mitigating the negative effects of certain practices and policies:

•

Stock Price Requirements: Many brokerage firms have internal policies and practices that have the effect of discouraging individual brokers from recommending lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of the Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks.

•

Stock Price Volatility: A higher stock price may increase the acceptability of the Common Stock to a number of long-term investors who may not find the Common Stock attractive at its current prices due to the trading volatility often associated with stocks below certain prices. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks.

•

Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for lower-priced stocks.

•

Access to Capital Markets: If the Common Stock is delisted from Nasdaq, investor demand for additional shares of our Common Stock will be limited, thereby preventing us from accessing the public equity markets as a strategy to raise additional capital to continue as a going concern.

We believe that the Reverse Stock Split, if effected, could increase analyst and broker interest in the Common Stock by avoiding these internal policies and practices. Increasing visibility of the Common Stock among a larger pool of potential investors could result in higher trading volumes. We also believe that the Reverse Stock Split may make the Common Stock a more attractive and cost-effective investment for many investors, which could enhance the liquidity of the Common Stock for our stockholders. These increases in visibility and liquidity could also help facilitate future financings and give management more flexibility to focus on executing our business strategy, which includes the strategic management of authorized capital for business purposes.

Accordingly, for these and other reasons discussed herein, we believe that being able to effect the Reverse Stock Split is in the best interests of the Company and its stockholders.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether and when to effect the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of this proposal, the Board may consider, among other things, various factors, such as:

•	the historical trading price and trading volume of the Common Stock;

•	the then-prevailing trading price and trading volume of the Common Stock and the expected impact of the Reverse Stock Split on the trading market for the Common Stock in the short- and long-term;

•	the continued listing requirements for the Common Stock on Nasdaq or other applicable exchange and our ability to maintain the listing of our Common Stock on Nasdaq;

•	actual and forecasted results of operations, and the likely effect of such results on the market price of Common Stock;

•	the projected impact of the Reverse Stock Split ratio on trading liquidity in the Common Stock;

•	the number of shares of Common Stock outstanding and the potential devaluation of our market capitalization as a result of the Reverse Stock Split;

•	the anticipated impact of a particular Reverse Stock Split ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market, industry and economic conditions.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

Our appeal to Nasdaq may not be successful. There can be no assurance that our appeal of the Notification to the Panel will be successful, or that we will be able to regain compliance with the minimum bid price requirement or maintain compliance with other Nasdaq listing requirements, even if the Reverse Stock Split is approved by our stockholders. If our appeal is denied or if we fail to regain compliance with Nasdaq’s continued listing standards during any period granted by the Panel, our Common Stock will be subject to delisting from Nasdaq.

We cannot assure you that the proposed Reverse Stock Split will increase the price of the Common Stock. We expect that the Reverse Stock Split will increase the market price of the Common Stock. However, the effect of the Reverse Stock Split on the market price of the Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of the Common Stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of outstanding shares of Common Stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share price that would attract investors who do not trade in lower priced stocks. In addition, we cannot assure you that the Common Stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the market price of the Common Stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the trading price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

We may not satisfy the Nasdaq continued listing requirements following the Reverse Stock Split. While we intend to monitor the average closing price of the Common Stock and consider available options if it does not continue to trade at a level likely to result in us maintaining compliance, no assurances can be made that we will in fact be able to comply with the Nasdaq listing standards and that Common Stock will remain listed on Nasdaq. If the Common Stock ultimately were to be delisted from Nasdaq for any reason, in addition to the effects noted above under “Background and Reasons for the Reverse Stock Split—Maintain Listing on Nasdaq,” it could negatively impact us as it would reduce the liquidity and market price of the Common Stock; reduce the number of investors willing to hold or acquire the Common Stock; negatively impact our ability to access equity markets, issue additional securities and obtain additional financing in the future; affect our ability to provide equity incentives to our employees; and negatively impact our reputation and, as a consequence, our business.

The proposed Reverse Stock Split may decrease the liquidity of the Common Stock and result in higher transaction costs. The liquidity of the Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it may increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock, which may be more difficult to sell. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares or of even multiples of 100 shares of Common Stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of the Common Stock as described above.

Effective Time

The effective time of the Reverse Split Certificate (the “Effective Time”), if approved by stockholders and implemented by us, will be the date and time set forth in the Reverse Split Certificate that is filed with the Delaware Secretary of State, which is expected to be shortly after such filing is made with the Delaware Secretary of State.

If, at any time prior to the filing of the Reverse Split Certificate with the Delaware Secretary of State, the Board, in its discretion, determines that it is in the best interests of the Company and its stockholders to delay the filing of the Reverse Split Certificate or to abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned, without any further action by our stockholders.

At the Effective Time the Reverse Stock Split will combine, automatically and without any action on the part of us or our stockholders, the shares of Common Stock issued and outstanding immediately prior thereto into a lesser number of new shares of Common Stock in accordance with the Reverse Stock Split ratio determined by the Board within the limits set forth in this proposal, and will round any fractional shares up to the nearest whole share. Also at the Effective Time, the Reverse Stock Split will reduce, automatically and without any action on the part of us or our stockholders, the number of authorized shares of Common Stock in proportion to the reduction of the issued shares.

Fractional Shares

Stockholders will not receive fractional shares of Common Stock in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the Reverse Stock Split will automatically be entitled to receive an additional share of common stock. In other words, any fractional share will be rounded up to the nearest whole number. Shares of Common Stock held in registered form and shares of Common Stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

General

After the Effective Time, the number of our issued and outstanding shares of Common Stock will decrease at the Reverse Stock Split ratio of not less than one-for-five and not more than one-for-twenty. The Reverse Stock Split would be effected simultaneously for all of the Common Stock, and the Reverse Stock Split ratio will be the same for all shares of Common Stock and each stockholder will own a reduced number of shares of Common Stock. The Reverse Stock Split will affect all of its stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of its stockholders receiving whole shares in lieu of fractional share as described above. Voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Reverse Stock Split. For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of Common Stock immediately after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split. The Reverse Stock Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”).

The principal effects of the Reverse Stock Split will be that:

•	each 5 to 20 shares of Common Stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board), will be combined into one new share of Common Stock;

•

no fractional shares of Common Stock will be issued in connection with the Reverse Stock Split; instead, holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Stock Split will receive a whole share in lieu of fractional share as explained in this proposal;

•	The authorized number of shares of Common Stock will be reduced in the same proportion as the outstanding Common Stock at the Reverse Stock Split ratio;

•

depending on the Reverse Stock Split ratio selected by the Board, and without taking the Authorized Shares Increase discussed in proposal one into account, the total number of authorized shares of Common Stock will be reduced from 250,000,000 to a range of 50,000,000 and 12,500,000, as shown in the table below;

•

based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of warrants and all then-outstanding awards under all of the Company’s equity plans;

•

the number of stockholders owning “odd lots” of less than 100 shares of Common Stock may potentially increase and, although odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots generally are proportionately higher than the costs of transactions in “round lots” of even multiples of 100 shares, we believe, however, that these potential negative effects are outweighed by the benefits of the Reverse Stock Split; and

•

the number of shares then reserved for issuance under the Company’s equity plans and issued and outstanding warrants will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.

The following table contains approximate information, based on share information as of September 23, 2022, relating to the outstanding shares of Common Stock based on the proposed Reverse Stock Split ratios and information regarding our shares of Common Stock authorized but not outstanding or reserved for issuance that will remain available for issuance immediately following the effectiveness of the Reverse Stock Split (assuming that this proposal is approved and implemented and without any effect of the Authorized Shares Increase proposal):

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved

Pre-Reverse Stock Split	250,000,000	156,790,234	60,277,253	32,932,513

Post-Reverse Stock Split 1:5	50,000,000	31,358,047	12,055,451	6,586,502

Post-Reverse Stock Split 1:10	25,000,000	15,679,023	6,027,725	3,293,252

Post-Reverse Stock Split 1:20	12,500,000	7,839,512	3,013,863	1,646,625

As illustrated in the table above, the Reverse Stock Split will result in a reduction of the total number of shares of Common Stock that we are authorized to issue. This reduction will not have any effect on the rights of existing stockholders and the par value of the Common Stock would remain unchanged at $0.001 per share.

The following table assumes proposal one is approved and effected and 250,000,000 additional shares of Common Stock have been authorized, and contains approximate information based on share information as of September 23, 2022, relating to the outstanding shares of Common Stock based on the proposed Reverse Stock Split ratios and information regarding our shares of Common Stock authorized but not outstanding or reserved for issuance that will remain available for issuance immediately following the effectiveness of the Reverse Stock Split (assuming that this proposal is approved and implemented):

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved

Pre-Reverse Stock Split	500,000,000	156,790,234	60,277,253	282,932,513

Post-Reverse Stock Split 1:5	100,000,000	31,358,047	12,055,451	56,586,502

Post-Reverse Stock Split 1:10	50,000,000	15,679,023	6,027,725	28,293,252

Post-Reverse Stock Split 1:20	25,000,000	7,839,512	3,013,863	14,146,625

After the Reverse Split Certificate is effective, the Common Stock would have a new Committee on Uniform Securities Identification Procedures, or CUSIP number, a number used to identify the Common Stock.

The Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of the Reverse Stock Split will not affect the registration of Common Stock under the Exchange Act. The Common Stock would continue to be listed on Nasdaq under the symbol “ATNX” immediately following the Reverse Stock Split.

Effect of Reverse Stock Split on Stated Capital

Pursuant to the Reverse Stock Split, the par value of the Common Stock will remain $0.001 per share. As a result of the Reverse Stock Split, the stated capital on our balance sheet attributable to Common Stock (subject to a minor adjustment in respect of the treatment of fractional shares) and the additional paid-in capital account will, in total, not change due to the Reverse Stock Split. However, the allocation between the stated capital attributable to Common Stock and the additional paid-in capital on our balance sheet will change because there will be fewer shares of Common Stock outstanding. The stated capital attributable to Common Stock will decrease, and in turn, the stated capital attributable to the additional paid-in capital will increase. The net income or loss per share of Common Stock will increase because there will be fewer shares of Common Stock outstanding. The Reverse Stock Split would be reflected retroactively in our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

The combination of, and reduction in, the number of outstanding shares of Common Stock as a result of the Reverse Stock Split will occur automatically at the Effective Time without any additional action on the part of our stockholders.

Upon the Reverse Stock Split, we intend to treat stockholders holding shares of Common Stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of Common Stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of Common Stock in “street name;” however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of Common Stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

If you hold registered shares of Common Stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of Common Stock in registered book-entry form. If you are entitled to post-Reverse Stock Split shares of Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of Common Stock you hold.

If you hold any of your shares of Common Stock in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will indicate how you can exchange your certificate representing the pre-Reverse Stock Split shares of Common Stock for either: (1) a certificate representing the post-Reverse Stock Split shares of Common Stock; or (2) post-Reverse Stock Split shares of Common Stock in a book-entry form. Should you hold any pre-Reverse Stock Split shares in pure book-entry, meaning you do not hold any physical stock certificates, your pre-Reverse Stock Split book-entry shares will be automatically exchanged for the post-Reverse Stock Split shares, evidenced by a transaction statement that will be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of Common Stock you hold, in each case together with any whole share in lieu of fractional shares to which you are entitled. Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Stockholders should not destroy any pre-split stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Reservation of Right to Delay the Filing of the Reverse Split Certificate, or Abandon the Reverse Stock Split

We reserve the right to delay the filing of the Reverse Split Certificate or abandon the Reverse Stock Split and at any time before the Effective Time, even if the Reverse Stock Split has been approved by stockholders at the Special Meeting. By voting in favor of the amendment to effect the Reverse Stock Split, you are also expressly authorizing the Board to delay, until the one-year anniversary of the Special Meeting, or abandon the Reverse Stock Split if the Board determines that such action is in the best interests of the Company and its stockholders.

Required Vote; Effect of Proposal

The affirmative vote of majority of the outstanding shares of Common Stock on the Record Date is required for approval of this proposal. Proxies solicited by the Board will be voted for approval of this proposal, unless otherwise specified. If stockholder approval for this proposal is not obtained, then the Reverse Stock Split and the authorized share reduction will not be effected.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

No Appraisal Rights

Under Delaware law, our Charter and our Bylaws, stockholders have no rights to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our Common Stock that is either:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own Common Stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our Common Stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our Common Stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Bifurcation of Proposal One and Proposal Two

While this proposal reflects the proposed amendment to our Charter to authorize our Board to effect the Reverse Stock Split, the approval of this proposal is not conditioned on the approval of proposal one to increase the number of authorized shares of Common Stock by 250,000,000 shares. To the extent that only one of either of these proposals is approved by stockholders, only the amendment to affect the proposal that was approved by stockholders will be filed with the Secretary of State of the State of Delaware. To the extent that both this proposal and proposal one are approved by our stockholders, the Share Increase Certificate and Reverse Split Certificate may be filed subject to implementation by the Board, as more particularly set forth in proposals one and two, or may be filed with the Delaware Secretary of State in one filing consistent with the form of language used in Appendix B.

Recommendation of the Board

The Board recommends a vote FOR Proposal Two.

PROPOSAL THREE — APPROVAL OF THE SECOND AMENDMENT TO THE AMENDED AND RESTATED 2017 OMNIBUS INCENTIVE PLAN

We currently maintain the Athenex, Inc. Amended and Restated 2017 Omnibus Incentive Plan, as amended by the First Amendment (the “First Amendment”) approved by our stockholders at our 2021 Annual Meeting of Stockholders on June 18, 2022, or the Incentive Plan. Our Board believes that the Incentive Plan has been an effective component of our compensation program and has heightened our ability to attract, retain and motivate highly qualified executives and employees. Our Board further believes that the awards granted under the Incentive Plan have provided an effective inducement to Incentive Plan participants to pursue our goals and objectives, including the creation of long-term value for our stockholders.

We are seeking stockholder approval of the Second Amendment to the Incentive Plan (the “Second Amendment”) to increase the number of shares available for issuance under the Incentive Plan by an additional 12,500,000 shares. We believe that our continuing ability to offer equity incentive awards under the Incentive Plan is critical to our ability to attract, motivate and retain highly qualified executives and employees.

The proposed amendment to the Incentive Plan also extends the term of the Incentive Plan until November 22, 2032.

The Board has determined that it is in the best interests of the Company and its stockholders to approve this proposal. The Board, upon the recommendation of the Compensation Committee, has approved the Second Amendment, subject to stockholder approval.

The following descriptions of the Incentive Plan, as proposed to be amended by the Second Amendment, are qualified in their entirety by the terms of the Incentive Plan document, a copy of which is attached to this proxy statement as Appendix C, and the Second Amendment to the Incentive Plan, a copy of which is attached to this proxy statement as Appendix D.

References to the Incentive Plan in the remainder of this discussion refer to the Incentive Plan as amended by the Second Amendment, as if this proposal is approved by our stockholders, unless otherwise specified or the context otherwise references the Incentive Plan prior to it being amended by the Second Amendment.

The closing price of our common stock on September 23, 2022, was $0.241.

Why We Are Asking Our Stockholders to Approve the Second Amendment

We are seeking stockholder approval of the Second Amendment to increase the number of shares available for the grant of awards by 12,500,000 shares. Our stockholders’ approval of the Second Amendment will allow us to continue to utilize a broad array of equity incentives in order to attract and retain talent, and to continue to provide incentives that align the interests of our employees and directors with the interests of our stockholders.

When we requested stockholder approval of the First Amendment to the Incentive Plan at our 2021 Annual Meeting of Stockholders, we did not anticipate returning to stockholders for additional shares for approximately three years, absent any unforeseeable circumstances. Despite the fact that the aggregate value of our equity awards and our annual stock burn rates were below market levels in 2021, due to the reduction in of our stock price and needs of our business, we have experienced unforeseeable circumstances requiring us to return to our stockholders for additional shares. In addition to the volatile stock price, we experienced uncertainties in our business related to the current inflationary environment. In the interest of retaining and properly incentivizing our key employees given the volatility in our stock price, we have a need to remain competitive in the market in our awards, recognizing that the incentive provided by existing stock awards is significantly reduced.

Unless the Second Amendment is authorized and approved by our stockholders, the number of shares available for issuance under the Incentive Plan will be too limited to serve effectively as an incentive and retention tool for employees, directors and consultants. The requested increase will enable us to continue our policy of equity ownership by employees, directors and consultants as an incentive to contribute to the creation of long-term value for our stockholders. Absent sufficient equity incentives, we would need to consider additional cash-based incentives to provide a market-competitive total compensation package necessary to attract, retain and motivate the talent that is critical to driving our success. Payment of cash incentives would then reduce the cash available for product development, operations and other corporate purposes.

Why You Should Vote for the Second Amendment

We Manage Our Equity Incentive Award Use Carefully and Dilution Is Reasonable

We continue to believe that equity incentive awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. However, we recognize that equity incentive awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees. In addition, the vesting of some of our equity awards granted to our named executive officers (“NEOs”) are contingent on meeting pre-defined performance criteria, thereby ensuring alignment with value creation.

The following table shows our responsible historical dilution and burn rate percentages.

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2021, 2020 and 2019.

	Fiscal Year 2021	Fiscal Year 2020	Fiscal Year 2019

Total number of shares of common stock subject to stock options granted and stock appreciation rights	944,095	1,970,972	847,500

Total number of shares of common stock subject to full value awards granted	933,595	0	223,723

Stock option equivalents	0	0	335,585

Weighted-average number of shares of common stock outstanding	103,938,451	85,082,868	74,054,261

Burn Rate	1.81%	2.32%	1.60%

Our average three-year burn rate for fiscal years 2021, 2020 and 2019 is 1.91%.

As of June 30, 2022, the Incentive Plan had 5,355,724 shares remaining available for future issuance. In addition, a total of 5,781,744 shares issued or issuable pursuant to grants under the Incentive place were outstanding with a weighted-average exercise price of $6.51. See “Equity Compensation Plan Information” below for a more detailed description of the Incentive Plan.

Incentive Plan Reflects Best Practices

The Incentive Plan includes several features that represent best practices, including:

Incentive Plan Does	Incentive Plan Does Not

Include a minimum vesting period on awards of one year, with a five percent carveout	Permit for the repricing of stock options and SARs without stockholder approval

Provide for recycling of shares back to the plan pool only in the event of forfeiture or cancellation	Permit the payment of dividends or the vesting of dividend equivalents before vesting of the underlying award

Providing that SARs count against the share reserve based on the total number of shares subject to the award	Permit “net share counting” upon the exercise of options and stock appreciation rights

Provide for the clawback of awards under certain circumstances	Contain a liberal change in control definition

Include an annual limit on awards to non-employee directors for services as a director of 200,000 shares

Include an annual limit on awards to employees and consultants of options and stock appreciation rights of 500,000 shares (plus an additional 500,000 shares for new hires), of restricted stock and RSUs of 500,000 shares and of cash awards of $1 million

Description of the Incentive Plan

Purpose

The purposes of the Incentive Plan are to attract and retain the best available personnel, to provide additional incentives to employees, directors and consultants and to promote the success of our business.

Administration

The Incentive Plan provides that it may be administered by our Board or by one or more committees designated by our Board. The Incentive Plan further provides that, with respect to the administration of the plan as it relates to directors and officers and to consultants and other employees, such committees shall in each case be constituted in compliance with applicable law.

Eligible Participants

Awards other than incentive stock options may be granted to U.S. and non-U.S. employees, directors and consultants residing in jurisdictions determined by the plan administer from time to time. Incentive stock options may be granted only to employees of the Company or its subsidiaries. The plan administrator has the ability to adopt or administer such procedures or subplans that the administrator deems appropriate or necessary on such terms and conditions different from those specified in the Incentive Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Incentive Plan or awards thereunder with respect to employees, directors and consultants outside the United States.

As of September 23, 2022, approximately 538 persons, including 6 executive officers, 6 non-employee directors and approximately 526 other individuals may be considered for awards under the Incentive Plan.

Authorized Shares

Subject to the approval of our stockholders of the Second Amendment, the maximum number of shares available for grant and issuance under the Incentive Plan will be 25,200,000, minus the number of shares of common stock granted under the Incentive Plan to date, and subject to further adjustment for shares underlying awards that are forfeited, canceled, expired or otherwise terminated without the issuance of shares. If this proposal is approved, the increase in shares available under the Incentive Plan under the Second Amendment will be effected prior to the Reverse Stock Split discussed in proposal two, if approved by our stockholders and effected by our Board, and the number of shares available for grant and issuance under the Incentive Plan will decrease by the Reverse Stock Split ratio approved by our Board.

Awards will be counted against the available share reserve on the date of grant, based on the maximum number of shares that may be issued pursuant to the award. Shares issuable pursuant to the Incentive Plan may be authorized but unissued or reacquired common stock.

Types of Awards

The Incentive Plan allows for the granting of the following types of awards:

•	Stock options (both incentive stock options and non-qualified stock options);

•	Stock appreciation rights (SARs);

•	Restricted stock;

•	Restricted stock units (RSUs);

•	Dividend equivalents; and

•	Cash-based awards.

Each award granted under the Incentive Plan is subject to an award agreement containing the particular terms and conditions of that award, subject to the limitations imposed by the Incentive Plan.

Stock Options.

A stock option is the right to purchase a specified number of shares for a specified exercise price. Stock options may be either (a) incentive stock options, which are stock options that meet the requirements under Section 422 of the Code, or (b) non-qualified stock options, which are stock options that do not meet the requirements of Section 422 of the Code or that are designated as a nonqualified stock option. Only employees of the Company and our subsidiaries may receive awards of incentive stock options, and incentive stock options are subject to additional limitations. Stock options (other than stock options assumed or granted in substitution for outstanding stock options of a company acquired by us or any affiliate) are subject to the following: (i) the exercise price shall be equal to or greater than the fair market value of the shares subject to such stock option on the date of grant; and (ii) the expiration date shall be no later than 10 years from the date of grant. The exercise price may be payable either in (1) cash, (2) if permitted by the plan administrator, by delivery of irrevocable instructions to a broker to deliver promptly the proceeds from the sale of shares, (3) if permitted by the plan administrator, by tendering shares previously acquired, (4) if permitted by the plan administrator, by withholding shares that would otherwise be issued having a fair market value on the exercise date equal to the exercise price, or (5) any combination of the foregoing.

Stock Appreciation Rights.

A SAR is a right to receive cash or other property based on the increase in the value of a share over the per share exercise price. SARs (other than SARs assumed or granted in substitution for outstanding SARs of a company acquired by us or any affiliate) are subject to the following: (a) the exercise price shall be equal to or greater than the fair market value of the shares subject to such SAR on the date of grant; and (b) the expiration date shall be no later than 10 years from the date of grant.

Restricted Stock.

Restricted stock is an award of shares that is subject to vesting conditions. Prior to the expiration of the vesting period, a participant who has received an award of restricted stock has the right to vote and to receive dividends on the underlying unvested shares, subject, however, to the restrictions and limitations imposed pursuant to the Incentive Plan and award agreement.

Restricted Stock Units.

An RSU is an award that is valued by reference to shares, which may be paid to a participant upon vesting in shares, cash or other property.

Dividend Equivalents.

Awards other than stock options and SARs may include the right to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the plan administrator may establish. However, dividends and dividend equivalents may be paid with respect to any award only if, when and to the extent that the award vests, and until such time, dividends and dividend equivalents may be held in escrow (with or without the accrual of interest) or be reinvested into additional shares subject to the same vesting or performance conditions as the award on which they are payable.

Cash.

Cash-based awards are awards denominated in cash that may be settled in cash and or shares of common stock, subject to such terms, conditions, restrictions or limitations, if any, as the plan administrator may establish.

Award Limits

Individual Limit on Option and SAR Awards.

The maximum number of shares with respect to which stock options and SARs may be granted to any participant in any calendar year is 500,000 shares; provided that, up to an additional 500,000 shares may be granted in connection with a plan participant’s commencement of service with the Company, which shall not count against the limit set forth in the previous sentence.

Individual Limit on Restricted Stock and RSU Awards.

The maximum number of shares with respect to which restricted stock and RSUs may be granted to any participant in any calendar year is 500,000 shares.

Individual Limit on Cash-Based Awards.

The maximum cash-based award that may be paid to a participant in any 12-month period is $1,000,000; provided, however, such maximum is subject to proration in the event the participant has served less than 12 months in such period.

Individual Limit for Awards to Board Members.

The maximum number of shares issuable to Board members (in consideration of such Board member’s service on the Board) in any calendar year is 200,000 shares.

Minimum Vesting Periods.

All awards must be subject to a minimum vesting period of at least one year, except that a maximum of five percent of the aggregate number of shares issuable under the plan may be issued without being subject to such minimum vesting requirement.

Transferability

A participant’s rights in an award of incentive stock options may be assigned or transferred only in the event of death. Other awards are transferrable in the event of death and during the lifetime of the recipient to family members, charitable organizations, pursuant to domestic relations orders and agreements, and to estate planning vehicles, in each case to the extent permitted by the plan administrator.

Tax Withholding

No shares or cash shall be delivered under the Incentive Plan until the recipient has made arrangements acceptable to the administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of shares or cash. The administrator may provide in any award agreement that, upon exercise or vesting of an award, we shall, at the election of the recipient, withhold or collect from the recipient an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of shares covered by the award, if applicable, sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an award.

Change in Control Features

The Incentive Plan provides the plan administrator the discretion to determine how outstanding awards are treated in the context of a transaction involving a “change in control” of the Company, provided such awards are not assumed or replaced in connection therewith. The plan administrator has the ability to determine, at the time of grant or at any time while the award remains outstanding, whether such awards contain acceleration features with respect to exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives, which may be pro-rated to the extent performance has taken place, in each case upon the consummation of a “change in control” (as such term is defined in the Incentive Plan).

Recoupment/Clawback Features

Each award shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with any clawback, forfeiture or other similar policy adopted by our Board or the plan administrator and as in effect from time to time or to comply with applicable law.

Adjustments

The plan administrator shall make such proportional adjustments to the Incentive Plan as it determines may be required to reflect a change in our capitalization, including adjustments to awards issued and issuable thereunder as a result of (i) increases or decreases in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of our common stock, or similar transaction affecting the shares of common stock, (ii) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company (other than conversion of convertible securities), or (iii) any other transaction with respect to our common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction.

Amendments and Termination

The Incentive Plan may be amended in whole or in part at any time and from time to time by our Board, and the terms of any outstanding award under the Incentive Plan may be amended from time to time by our Board in its discretion provided that no amendment may be made without stockholder approval if required by applicable law or if such amendment would service to reprice or adjust or amend the exercise price or consideration payable for any award under the Incentive Plan.

No awards may be granted during any suspension of the Incentive Plan or after its termination. However, with respect to outstanding awards, no suspension or termination may adversely affect in a material manner any right of a participant under such awards.

Certain U.S. Federal Income Tax Consequences of Awards

The following discussion is intended to provide only a general outline of the U.S. federal income tax consequences of participation in the Incentive Plan and the receipt of awards or payments thereunder by participants subject to U.S. taxes. It does not address any other taxes imposed by the United States, taxes imposed by any state or political subdivision thereof or foreign jurisdiction, or the tax consequences applicable to participants who are not subject to U.S. taxes. The discussion set forth below does not purport to be a complete analysis of all potential tax consequences relevant to recipients of awards, particular circumstances, or all awards available under the Incentive Plan. It is based on U.S. federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time.

Nonqualified stock options.

A participant who exercises a nonqualified stock option recognizes taxable ordinary income in the year the stock option is exercised in an amount equal to the excess of the fair market value of the shares purchased on the exercise date over the exercise price. Subject to applicable provisions of the Code, including Section 162(m), we are entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. Any gain or loss realized by the participant upon the subsequent disposition of the shares will be taxed as short-term (if held one year or less) or long-term (if held more than one year) capital gain, but will not result in any further deduction for us.

Incentive stock options.

A participant who exercises an incentive stock option does not recognize ordinary income at the time of exercise (although, the participant may be subject to alternative minimum tax), and we are not entitled to a tax deduction. Upon the disposition of the shares obtained from the exercise of the incentive stock option more than two years after the date of grant and more than one year after the date of exercise, the excess of the sale price of the shares over the exercise price of the incentive stock option is taxed as long-term capital gain. If the shares are sold within two years of the grant date and/or within one year of the date of exercise, the excess of the fair market value of the shares on the date of exercise (or sale proceeds if less) over the exercise price is taxed as ordinary income, and, subject to applicable provisions of the Code, including Section 162(m), we are entitled to a tax deduction for this amount; any remaining gain is taxed as short-term capital gain, without a Company tax deduction.

Stock appreciation rights.

A participant who exercises a SAR recognizes taxable ordinary income in the year the SAR is exercised in an amount equal to the cash and/or the fair market value of any shares or other property received. Subject to applicable provisions of the Code, including Section 162(m), we are entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

Restricted stock and restricted stock units.

A participant normally will not recognize taxable income and we will not be entitled to a deduction upon the grant of shares of restricted stock, RSUs or other stock-based awards. When the restricted stock vests, the RSUs settle or the other stock-based awards are paid or settle, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares or other property received at that time, less the amount, if any, paid for the shares, and, subject to applicable provisions of the Code, including Section 162(m), we will be entitled at that time to a deduction in an amount equal to the ordinary income recognized by the participant. However, a participant may elect to recognize taxable ordinary income in the year shares of restricted stock are granted in an amount equal to the excess of their fair market value at the grant date, determined without regard to certain restrictions, over the amount, if any, paid for the shares. In that event, subject to applicable provisions of the Code, including Section 162(m), we will be entitled to a deduction in such year in an amount equal to the ordinary income recognized by the participant. Any gain or loss realized by the participant upon the subsequent disposition of shares received will be taxed as short-term or long-term capital gain, but will not result in any further deduction for us.

Dividend Equivalents and Cash-Based Awards.

A participant will not recognize taxable income and we will not be entitled to a tax deduction upon the grant of dividend equivalents or cash-based awards until cash or shares are paid or distributed to the participant. At that time, any cash payments or the fair market value of shares that the participant receives will be taxable to the participant at ordinary income tax rates and, subject to applicable provisions of the Code, including Section 162(m), we will be entitled at that time to a deduction in an amount equal to the ordinary income recognized by the participant. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

New Plan Benefits

The specific benefits or amounts to be received by or allocated to participants and the number of shares of common stock to be granted under the Incentive Plan cannot be determined at this time because the amount and form of grants to be made to any eligible participant in any year is determined at the discretion of the Compensation Committee.

Aggregate Awards Granted

The following table sets forth information with respect to the number of shares subject to awards previously granted under the Incentive Plan since its inception through September 23, 2022, our record date, to each NEO, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group. With the exception of Johnson Lau, Jeffrey Yordon and Rudolf Kwan, there are no persons who received or are to receive 5% or more of the available shares under the Incentive Plan. This table includes shares subject to awards that may have been exercised, cancelled or forfeited.

	Number of Shares Underlying Options	Number of Shares Underlying Stocks Awards

Johnson Y.N. Lau Chief Executive Officer and Chairman of the Board	1,255,046	150,000

Steve Adams Chief Accounting Officer, who served as Interim Chief Accounting Officer (Principal Financial and Accounting Officer) From August 2021 until February 2022)	58,240	12,500

Randoll Sze Former Chief Financial Officer, who served until August 2021	263,000	0

Jeffrey Yordon Chief Operating Officer and President, Athenex Pharmaceutical Division	730,000	50,000

Rudolf Kwan Chief Medical Officer	665,000	70,000

Daniel Lang President of Athenex Cell Therapy	290,000	80,000

All current executive officers as a group	3,090,046	400,000

All current directors who are not executive officers as a group	450,292	55,000

All employees, including current officers who are not executive officers, as a group	5,553,001	659,595

Required Vote

Stockholders can vote FOR, AGAINST OR ABSTAIN on this proposal.

A majority of the shares entitled to vote and present or represented by proxy at the Special Meeting is required to approve this proposal

Recommendation of the Board

The Board recommends a vote FOR Proposal Three.

DIRECTOR COMPENSATION

After taking into account managements’ reports on director compensation practices at comparable public companies, our Board determines the compensation of its members. In accordance with our Corporate Governance Guidelines, a significant component of our Board’s compensation is stock-based, which we utilize together with cash compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the time commitment and skill level required of members of our Board in addition to the competitive market for director compensation.

The following table sets forth the total compensation earned by each of our non-employee directors in 2021.

Name	Fees earned or paid in cash ($)	Stock awards(1) ($)	Option awards(1) ($)	All other compensation ($)	Total ($)

A. Kim Campbell(2)	32,000	28,500	14,787		75,287

Stephanie Davis(3)	38,000	33,250	17,252		88,502

Manson Fok(4)	30,667	23,750	12,566		66,983

Jordan Kanfer(5)	34,000	28,500	14,787		77,287

Robert Spiegel(6)	39,333	33,250	17,739	66,750	157,072

Benson Kwan Hung Tsang(7)	46,000	38,000	19,716		103,716

John Moore Vierling(8)	34,667	28,500	15,031		78,198

Jinn Wu(9)	34,667	28,500	15,031		78,198

1.

Represents aggregate grant date fair value of the awards under FASB ASC Topic 718, Compensation—Stock Compensation. Amounts are determined using the Black-Scholes Method and the assumptions set forth in Note 15—Stock-Based Compensation to our audited financial statements contained in our 2021 Annual Report on Form 10-K.

2.

Ms. Campbell held restricted stock units (“RSUs”) representing the contingent right to receive 7,500 shares of common stock and options to purchase 133,500 shares of our common stock as of December 31, 2021.

3.	Ms. Davis held RSUs representing the contingent right to receive 8,750 shares of common stock and options to purchase 43,750 shares of our common stock as of December 31, 2021.
4.	Dr. Fok held RSUs representing the contingent right to receive 6,250 shares of common stock and options to purchase 352,250 shares of our common stock as of December 31, 2021.
5.	Mr. Kanfer held RSUs representing the contingent right to receive 7,500 shares of common stock and options to purchase 35,000 shares of our common stock as of December 31, 2021.
6.

Dr. Spiegel held RSUs representing the contingent right to receive 8,750 shares of common stock and options to purchase 16,042 shares of our common stock as of December 31, 2021. Amounts in all other compensation relate to consulting services provided by Dr. Spiegel to the Company.

7.	Mr. Tsang held RSUs representing the contingent right to receive 10,000 shares of common stock and options to purchase 57,250 shares of our common stock as of December 31, 2021.
8.	Dr. Vierling held RSUs representing the contingent right to receive 7,500 shares of common stock and options to purchase 32,500 shares of our common stock as of December 31, 2021.
9.	Dr. Wu held RSUs representing the contingent right to receive 7,500 shares of common stock and options to purchase 280,000 shares of our common stock as of December 31, 2021.

Narrative to Director Compensation Table

In 2021, our non-employee directors received an annual retainer of $26,000 for serving on the Board, plus a fee of $4,000 for each committee for which they serve as a non-chair member. The chairs of each of our Audit

Committee, Compensation Committee, Nominating and Governance Committee, and Scientific and Products Committee are compensated in the form of a $12,000, $8,000, $6,000 and $8,000 retainer, respectively.

Directors are also entitled to fees for extra committee meetings in the following amounts: (i) Audit Committee members receive $1,000 for each additional meeting in the event more than four meetings are held in a given year, (ii) Compensation Committee members receive $500 for each additional meeting in the event more than four meetings are held in a given year and (iii) Nominating and Governance Committee members receive $500 for each additional meeting in the event more than two meetings are held in a given year.

No retainer was paid to Dr. Lau for his service as a director or as the chair of the Finance Committee.

In August 2021, the Compensation Committee approved equity awards for our directors and determined that half of the awards would be granted as options to purchase our common stock and half of the awards would be RSUs vesting in full one year after the grant date. The aggregate shares underlying the awards approved by the Compensation Committee were determined as follows: (i) 10,000 shares for each non-employee director; (ii) 5,000 shares for each committee chair; and (iii) 2,500 shares for each committee member.

All directors are entitled to reimbursement of their reasonable out-of-pocket expenses for attendance at Board and committee meetings.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Our Compensation Discussion and Analysis (“CD&A”) describes the material elements of our executive compensation program and decisions in 2021 for our named executive officers, or NEOs, who for 2021 were:

•	Johnson Y.N. Lau, our Chief Executive Officer and Chairman of the Board;

•	Steve Adams, our current Chief Accounting Officer, who served as Interim Chief Accounting Officer (Principal Financial and Accounting Officer) from August 2021 until February 2022;

•	Randoll Sze, our former Chief Financial Officer, who served until August 2021;

•	Jeffrey Yordon, our Chief Operating Officer and President, Athenex Pharmaceutical Division;

•	Rudolf Kwan, our Chief Medical Officer; and

•	Daniel Lang, the President of Athenex Cell Therapy.

Following a brief discussion of the performance highlights and key compensation decisions from 2021, we will provide an overview of our compensation framework, including discussions of our compensation philosophy and objectives along with the elements of executive compensation, followed by an outline of our compensation decision process and a discussion of our 2021 executive compensation decisions. Detailed information about our executive compensation can be found under the heading “Compensation Tables” that immediately follows this CD&A.

Performance Highlights from 2021

Our company’s mission is to become a leader in bringing innovative cancer treatments to the market and to improve patient health outcomes. Historically, we focused on the development of our Orascovery platform. Following the receipt of the complete response letter (“CRL”) from the FDA in February 2021 regarding the New Drug Application for oral paclitaxel and encequidar (“Oral Paclitaxel”) for the treatment of metastatic breast cancer, after careful evaluation and prioritization of our R&D pipeline, we decided to focus our R&D resources on our innovative cell therapy platform. This platform includes intellectual property to develop autologous and allogeneic, or “off-the-shelf”, natural killer T (“NKT”) cell immunotherapies for the treatment of solid and hematological malignancies. In 2021, through our partner Almirall, S.A., we continue to rollout the launch of Klisyri® throughout Europe. Klisyri® was available in U.S., Germany, and United Kingdom, and we expect additional tirbanibulin ointment 1% launches in territories such as Australia and Canada through our strategic partnerships with Seqirus Pty Ltd (“Seqirus”), a subsidiary of CSL Limited, and AVIR Pharma Inc (“AVIR”). Our Specialty Pharmaceutical Business also had a successful year in 2021 and performed well, as described in more depth below.

Cell Therapy: Promising Early Data Presented at ASGCT and ASH

In May 2021, we presented an interim data update from the first eleven evaluable KUR-501 patients at the American Society of Gene & Cell Therapy (“ASGCT”). KUR-501 is an autologous product in which NKT cells are engineered with a chimeric antigen receptor (“CAR”) targeting GD2 (“GINAKIT” cells). GD2 is expressed on almost all neuroblastoma tumors and certain other malignancies. KUR-501 is currently being evaluated in a phase 1 clinical trial (GINAKIT2) treating children with relapsed-refractory (“R/R”) high risk neuroblastoma. During this initial evaluation, the safety profile of KUR-501 was manageable, and there was no dose limiting toxicity (“DLT”). There were no grades 3-5 cytokine release syndrome (“CRS”) and no evidence of immune effector cell-associated neurotoxicity syndrome (“ICANS”) Observed responses included one complete response (“CR”) and one partial response (“PR”). Four additional patients have exhibited stable disease (“SD”). We also observed long-term persistence of NKT cells expressing CAR. Importantly, we observed NKT cell localization to the tumor site.

In December 2021, we presented an interim data update on the first five evaluable KUR-502 patients at the American Society of Hematology (“ASH”) annual meeting. KUR-502 is an allogeneic (“off-the-shelf”) product in which NKT cells are engineered with a CAR targeting CD19. KUR-502 is currently being evaluated in a phase 1 clinical trial (ANCHOR) treating adults with R/R CD19 positive malignancies, including B cell lymphoma, acute lymphoblastic leukemia (“ALL”), and chronic lymphocytic leukemia (“CLL”). The safety profile was manageable with no DLT. There was one case of grade 1 CRS, no ICANS, and no graft versus host disease (“GvHD”) attributable to KUR-502. Of the first five evaluable patients, the overall response rate was 80%, and the complete response rate was 60%.

Klisyri® (Tirbanibulin Ointment 1%): Athenex’s First EMA Approved Proprietary Product

On July 19, 2021, our partner Almirall received approval from the European Commission to market Klisyri®, indicated for the topical treatment of AK of the face or scalp in adults.

On July 26, 2021, we announced that we entered into licensing agreements and strategic partnerships with Seqirus and AVIR Pharma Inc. (“AVIR”) for tirbanibulin. Under the terms of the agreements, Seqirus will have an exclusive license to commercialize tirbanibulin in Australia and New Zealand, and AVIR will have an exclusive license to commercialize tirbanibulin in Canada.

On September 27, 2021, we announced our partner Almirall had launched Klisyri® in Germany and the UK, as part of a phased European launch.

Oral Paclitaxel Plus Encequidar: Athenex to Focus on Combinations with Check Point Inhibitors

In September 2021, we presented interim data from a study of Oral Paclitaxel in combination with pembrolizumab at the European Society for Medical Oncology (“ESMO”) Virtual Congress 2021. The safety data helps establish Part B dose expansion and Phase 2 dose. The data showed encouraging anti-tumor activity in non-small cell lung cancer patients who failed prior PD1/PDL1 therapies.

Following the CRL, we held two Type A meetings with the FDA to discuss the deficiencies raised in the CRL, review a proposed design for a new clinical trial intended to address the deficiencies raised in the CRL, and discuss the potential regulatory path forward for Oral Paclitaxel in metastatic breast cancer (“mBC”) in the U.S. In October 2021, after careful consideration of the FDA feedback, we determined to redeploy our resources to focus on other ongoing studies of Oral Paclitaxel and our Cell Therapy platform.

On November 29, 2021, we announced the U.K. Medicines and Healthcare products Regulatory Agency (“MHRA”) validation of the Marketing Authorization Application (“MAA”) for Oral Paclitaxel, for review. The Phase 3 study of Oral Paclitaxel in MBC (KX-ORAX-001) served as the basis of the MAA.

In December 2021, we presented a subgroup analysis from the Phase 3 study of Oral Paclitaxel in mBC patients, at the 2021 San Antonio Breast Cancer Symposium (“SABCS”). Analysis of safety data demonstrated that patients with elevated liver tests were at increased risk of neutropenia related toxicities. Post hoc analysis of this subgroup of patients with hepatic impairment was conducted and showed a median survival rate of 18.9 months in patients treated with Oral Paclitaxel vs 10.1 months in those treated with IV Paclitaxel, with a hazard ratio of 0.59.

We are continuing to evaluate Oral Paclitaxel in combination with pembrolizumab in non-small cell lung cancer (“NSCLC”); and dostarlimab +/- carboplatin in neoadjuvant breast cancer, as part of the I-SPY TRIAL (Investigation of Serial studies to Predict Your Therapeutic Response with Imaging And moLecular analysis 2) (“I-SPY 2 TRIAL”).

Athenex Specialty Pharmaceutical Business Performs Well

The Athenex Specialty Pharmaceutical Business generated $92.3 million in revenue, a 9% year over year increase, excluding one-time international sales of $21.0 million relating to the COVID pandemic in 2020.

Athenex Pharmaceutical Division currently markets 29 products with 54 SKUs, and Athenex Pharma Solutions markets 5 products and 16 SKUs.

Athenex continued to protect its global supply chain. The Clarence, New York, facility is responsible for manufacturing Klisyri® (tirbanibulin ointment 1%) worldwide, and we engaged alternate API and drug product manufacturers for multiple products.

Key Compensation Decisions from 2021

In order to attract and retain highly qualified executives, while acknowledging the significant challenges we faced in light of receiving the CRL for Oral Paclitaxel, our Compensation Committee and our Board made the following key compensation decisions for 2021:

•	We did not increase the base salary for our NEOs in 2021;

•	Bonus targets as a percentage of base salary were established for our NEOs and executive performance is reviewed by our Board against established metrics together with Company performance;

•	Based on Company performance in 2021, the Compensation Committee and Board determined not to pay any annual incentive awards to our NEOs; and

•

We awarded stock options to purchase an aggregate of 332,500 shares of our common stock and time-vesting restricted stock units (“RSUs”) representing the right to receive 332,500 shares of our common stock to our NEOs pursuant to our long-term incentive compensation program.

Compensation Framework

Compensation Philosophy and Objectives

Our executive compensation philosophy is to provide a competitive compensation package in line with similarly positioned late-stage biopharmaceutical companies in our industry, while rewarding strong performance. In light of the extended product development timelines in our industry, we believe that executive compensation should be structured to ensure that a significant portion of our NEOs’ compensation opportunity is related to factors that link to the creation of long-term stockholder value. To further this objective, our Compensation Committee has retained an independent compensation consultant, Gallagher. For more information on the Compensation Committee’s retention of Gallagher, see below under the heading “Compensation Decision Process.”

Our executive compensation program is designed to attract and retain highly qualified executives, incentivize these executives to contribute to both short- and long-term business and clinical development goals, and align executive compensation with the creation of long-term stockholder value. Our Compensation Committee believes the compensation program should be structured to reward the achievement of both individual performance goals in furtherance of Company-wide performance goals. The overall objective of our Compensation Committee in structuring and implementing our executive compensation policies is to ensure that our executive compensation program is aligned with the interests of our stockholders as well as our business goals, and that the total compensation paid to each of our NEOs is fair, reasonable and consistent with the objectives of our philosophy and compensation program.

Our business is quickly developing and evolving due to the dynamic stage we are in, giving rise to a need for flexibility when setting performance goals, priorities and objectives. As a result, our Compensation Committee sets goals for our NEOs at the outset of the year and actively monitors our business, meeting periodically throughout the year to reassess, reprioritize and realign goals, as necessary, to ensure that these goals are aligned with our rapidly changing business needs. We are continually evaluating various compensation programs to implement as our business evolves. The disclosures below describe our current compensation practices.

Elements of Executive Compensation

Overview of Compensation Components

The key elements of our executive compensation program include:

•	base salary, to enable us to attract and retain the talent needed to continue to develop our business and achieve our strategic priorities and long-term goals;

•	an annual incentive award, tied to the achievement of performance goals; and

•

long-term incentive compensation in the form of equity awards, which are typically subject to multi-year vesting based on continued service and in 2021, consisted of a combination of stock options and RSUs.

As a result, at target, on average 37.4% of our NEO’s cash compensation was “at risk” in 2021, which we believe best incentivizes our NEOs. We also provide compensation to our NEOs in the form of other benefits, consistent with all employees, such as participation in a 401(k) plan and health and welfare plans.

Annual Base Salary

Our Compensation Committee reviews the annual base salaries of our NEOs. In considering whether to change annual base salaries for 2021, our Compensation Committee considered management’s proposal for our NEOs. Our Compensation Committee determined not to change the base salaries of the NEOs for 2021.

Annual Incentive Award

Our Compensation Committee establishes a target annual incentive award amount for each NEO that is a percentage of their annual base salary. Annual incentive award payouts for our NEOs in 2021 were based on a combination of 30% Company-wide goals and 70% individual milestones, subject to the discretion of the Compensation Committee. Each milestone is assigned a percentage of the target award amount such that achieving all the milestones would result in an award of the full target amount. In certain instances, a NEO may have milestones with aggregate percentages that exceed 100% of the target award. Annual targets, milestones and the related percentages are determined by our Compensation Committee on the basis of its assessment of our business for the coming year, with reference to recommendations for these items provided to our Compensation Committee by management.

Our Compensation Committee and our Board review the overall performance of our NEOs and achievement of the Company against stated goals, along with the milestones for each NEO and determines the award amount payable to such officer. While our Compensation Committee considers the established individual milestones in making an award determination, it also continually monitors changes in our business and is empowered throughout the year to adjust milestones if our business needs change such that an established milestone no longer aligns with our strategic priorities and goals or to set milestones as a result of changes to the business.

Long-Term Incentive Compensation; Amended and Restated 2017 Omnibus Incentive Plan

Our Amended and Restated 2017 Omnibus Incentive Plan (the “Incentive Plan”), provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to our employees and any parent and subsidiary employees, and for the grant of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, cash-based awards (including annual cash incentives and long-term cash incentives), and any combination thereof to our employees, directors, and consultants and to employees, directors, and consultants of certain affiliated entities. We typically grant stock options at the start of employment to each NEO. Our Compensation Committee evaluates each year whether our NEOs will receive an award of equity-based compensation as one component of their overall compensation for such year. Our Compensation Committee establishes and reviews a target grant amount for each NEO based on comparable market data and to determine the amount granted to each NEO based on his individual performance and our overall performance as a Company. See “Compensation Decision Process” below.

We award our equity grants on the date our Board approves the grant recommended by our Compensation Committee. We set the option exercise price based on the closing price of our common stock on the date of grant. For grants in connection with initial employment, vesting begins on the initial date of employment. Time vested stock option and RSU grants to our NEOs typically vest 25% on each anniversary of the vesting commencement date over a four-year period.

401(k) Plan

Our employees, including our NEOs, are eligible to participate in our 401(k) plan. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(a) of the Code. Our 401(k) plan provides that each participant may contribute a portion of his or her pre-tax compensation, up to a statutory limit, which for most employees was $19,500 in 2021. Participants who are 50 years or older can also make “catch up” contributions, which in 2021 was up to an additional $6,500 (or a combined maximum of $26,000). Employee contributions are held and invested by the plan’s trustee. Our 401(k) plan also permits us to make discretionary contributions and matching contributions. We make matching contributions to our employees of an amount equal to 50% of their elective deferral which does not exceed 8% of their compensation.

Mandatory Provident Fund Arrangement

The Mandatory Provident Fund Plan (the “MPF Plan”) is a mandatory provident fund arrangement required under the laws of Hong Kong. Subject to certain required minimum and maximum levels under law, 5% percent of a participant’s relevant income must be contributed to the MPF Plan and total contributions are capped at $1,500 Hong Kong Dollars (HKD) a month. We match amounts contributed to the MPF Plan, which we contribute in HKD to the MPF Plan trustee, AIA International Limited by Autopay. Mr. Sze was the only NEO who participated in the MPF Plan.

Non-Qualified Deferred Compensation

On January 1, 2019, we froze our Non-Qualified Deferred Compensation Plan. Dr. Lau is the only NEO who is a participant in the plan. While no contributions can be made, Dr. Lau’s current contributions remain in the plan and, pursuant to his employment agreement, earn interest at a rate of four percent per annum until paid.

Pension Benefits

We do not have any qualified or non-qualified defined benefit pension plans.

Perquisites

We do not offer perquisites to our NEOs.

Compensation Decision Process

Role of Our Compensation Committee and Executive Officers

Our Compensation Committee is responsible for overseeing the total compensation of our executive officers including each of our NEOs. In this capacity, our Compensation Committee designs, implements, reviews and recommends to our Board the approval of all compensation for our Chief Executive Officer and our other NEOs.

Our Compensation Committee annually reviews and determines the compensation for our executive officers, including each of our NEOs. In setting base salaries, annual incentive awards and granting long-term equity incentive awards, as further described below, our Compensation Committee reviews compensation for similarly situated executives, the historical compensation levels of our executives, performance factors, and the overall goals and objectives of our philosophy and compensation program. We do not target a specific competitive position or a specific mix of compensation among base salary, incentive award or long-term equity incentive awards. Notwithstanding, our program is structured so that variable, or “at risk,” compensation makes up a significant percentage of total compensation for our NEOs. This ensures that the executives with the highest degree of responsibility to stockholders are held most accountable for results and changes in stockholder value.

Our Compensation Committee engaged Gallagher, a compensation consultant, to assist the Compensation Committee in studying the executive compensation of our officers and outside directors, assisting with the design of our 2021 bonus plan, reviewing our proxy statement disclosures, and other matters as may be directed by the Compensation Committee.

The performance factors described below are considered by our Compensation Committee in connection with our annual performance reviews and are a critical component in the determination of annual incentive awards and long-term equity incentive awards for our NEOs.

To aid our Compensation Committee in making its determination with respect to our other executive officers, our Chief Executive Officer provides recommendations annually to our Compensation Committee regarding the compensation of all other executive officers (other than himself) based on the overall corporate achievements during the period being assessed and his knowledge of the individual contributions to our success by each of the NEOs.

Based on those discussions and its discretion, our Compensation Committee then approves the compensation for our executive officers, including our NEOs. Our Board, without members of management present, discusses our Compensation Committee’s report on these matters and approves the compensation of our Chief Executive Officer.

Factors Considered

Our Compensation Committee considers a wide range of factors, including the following as and if they relate to the roles and responsibilities of a particular NEO, among others, when reviewing and approving, or recommending to our Board as applicable, the amount of each compensation element and the target total compensation opportunity for our executive officers (including our NEOs), some of which are specific to the skills and positions of our NEOs while others reflect Company-wide goals.

Annual incentive award payouts for our NEOs in 2021 were generally based on a combination of 30% Company-wide goals and 70% individual milestones, subject to the discretion of the Compensation Committee. In 2021, the Company-wide goals were structured as follows:

•

50% – Financial: Increase stockholder value, preserve cash to extend the cash runway, and grow revenue by increasing the revenue generated by current product offerings through Athenex Pharmaceutical Division, Athenex Pharma Solutions, Polymed and Tirbanibulin.

•

30% – Product: Initiate strategic investment priorities for the Company’s product lines, manage existing pipelines to meet key research and development milestones, and manage existing product lines to increase revenue.

•	20% – Operational: Improve manufacturing operations and process and retain key employees.

Other factors considered include:

•	establishment and maintenance of key strategic relationships, partnerships and new business initiatives;

•	our performance against the annual individual goals established by our Compensation Committee (in consultation with management, as applicable);

•	each NEO’s skills, experience and qualifications relative to other similarly-situated executives;

•	the scope of each NEO’s role and responsibilities compared to other similarly-situated executives;

•	performance for each NEO, based on an assessment of individual contributions to our overall performance;

•	the review of industry and market trends as performed by the Compensation Committee; and

•	the recommendations provided by our Chief Executive Officer with respect to the compensation of our other NEOs.

Because Steve Adams served as interim Chief Accounting Officer for part of 2021, the Compensation Committee determined to award Mr. Adams an additional one-time cash bonus of $35,000 that was payable over a six-month period.

For Incentive Plan awards, the Compensation Committee determined to award each of the NEOs equity awards consisting of 50% stock options and 50% RSUs. Beginning one year from the date of grant, these awards vest 25% each year. The Compensation Committee decided to award the same number of equity awards in 2021 as in 2020.

Defining and Comparing Compensation to Market

In 2021, we used the following as a peer group for use in determining executive compensation:

• Agios Pharmaceuticals, Inc.	• Inovio Pharmaceuticals, Inc.

• Blueprint Medicines Corp.	• MacroGenics, Inc.

• Clovis Oncology, Inc.	• Nektar Therapeutics

• Esperion Therapeutics, Inc.	• Puma Biotechnology, Inc.

• Halozyme Therapeutics, Inc.	• Sangamo Therapeutics, Inc.

• ImmunoGen, Inc.

We used the peer group in establishing the target annual incentive awards for our NEOs in 2021 and to support the decision to maintain the base salaries of our NEOs for 2021. Our Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for talent. To this end, our Compensation Committee reviews market data, using information that is generally available and provided by Gallagher the external compensation consultant, including financial data and information with respect to the compensation programs and practices of clinical stage public companies in our industry from proxy statements or through widely available compensation surveys, for each NEO’s position, including information relating to the mix and levels of compensation for similarly situated executive officers. As described in more detail above, our Compensation Committee has engaged Gallagher, a compensation consultant, and has the authority to assist Gallagher in its work as well as to determine the amount of remuneration provided to such consultants.

Stockholder Say-on-Pay

Our stockholders approved the advisory vote on the compensation for our NEOs at the 2022 annual meeting of stockholders (the “2022 Annual Meeting”). Our Board has recommended, subject to their further consideration of the preference of our stockholders (as reflected in the non-binding advisory vote on say-on-pay at the 2022 Annual Meeting and the frequency of future say-on-pay votes), that stockholders be provided an annual advisory vote on the compensation of our NEOs.

Executive Compensation Best Practices

Equity Compensation Policies

Our Compensation Committee approves equity awards for our NEOs and other executive officers and authorizes the CEO to approve equity awards for all other employees based on approved pools for annual and new hire grants. NEO awards are approved either at a regularly-scheduled meeting of our Compensation Committee or by unanimous written consent.

The exercise price of stock options is not less than the closing price of our common stock on the Nasdaq Global Select Market on the grant date of the stock option. We do not time grants of equity awards to coordinate with the release of material non-public information, and we have not timed the release of material non-public information for purposes of affecting the value of the compensation awarded to our NEOs or any other employee.

Recoupment and Clawbacks

Our Audit Committee has the authority to enact recoupment policies and procedures for cash incentives and equity awards in the event of certain financial restatements, should the committee feel such policies and procedures are necessary and advisable.

No Tax Gross-Ups

We do not provide tax gross-ups to our NEOs.

Anti-Hedging and Anti-Pledging Policy

We have a policy that prohibits our executive officers, directors and other members of management from engaging in short sales, transactions in put or call options, hedging transactions, holding our securities in margin accounts, pledging transactions or other inherently speculative transactions with respect to our stock.

Stock Ownership Guidelines

On November 21, 2019, we adopted stock ownership guidelines that require all current executive officers and non-employee directors to hold a minimum number of shares of our common stock. The guidelines are intended to further align the interests of these executives and our directors with those of our stockholders. The minimum ownership thresholds are six times base salary for our CEO, three times base salary for all other executive officers, and three times annual cash retainer for non-employee directors.

When determining whether the executive officers or non-employee directors have met their ownership requirements under the policy, only shares held outright by the person (including shares held by immediate family members in the same household), shares held through partnerships, trusts or similar entities (but only to the extent the person has an economic interest in the underlying shares), shares subject to vested restricted stock units, and shares underlying up to 50% of vested in-the-money stock options are counted as owned for such calculation. Each executive or non-employee director has five years in order to meet their minimum ownership level, which will be adjusted annually until met. Currently, each of our NEOs and each of our non-employee directors either meets their minimum ownership level, or is within the five-year period in order to meet their minimum ownership level, under our stock ownership guidelines. The stock ownership guidelines empower our Compensation Committee to take such action as it deems appropriate for failure to meet the guidelines, and to grant waivers in limited circumstances.

Tax Implications of Executive Compensation

What follows is a general discussion of the tax and accounting implications of our executive compensation programs.

Section 162(m) of the Code

Section 162(m) of the Code limits deductibility of certain compensation to $1,000,000 per year for federal income tax purposes for certain executive officers.

However, our Compensation Committee believes that tax deductibility concerns are only one of a number of important considerations for designing and implementing our compensation programs. Our Compensation Committee must also weigh the competing concerns of providing competitive pay and paying for performance as well as our Compensation Committee’s interest in having flexibility in structuring our compensation programs as our business evolves, even though such practices may result in non-deductible compensation expenses.

As a result, our Compensation Committee may from time to time approve compensation for our executive officers that may not be fully deductible pursuant to Section 162(m) of the Code in order to achieve the desired goals of our compensation programs.

Accounting Considerations

Generally under U.S. GAAP, compensation is expensed as earned. We account for compensation expense associated with equity awards in accordance with FASB ASC Topic 718. Compensation—Stock Compensation. For further details regarding the accounting for the compensation expense associated with equity awards, see Note 15—Stock Based Compensation to our audited financial statements contained in our 2021 Annual Report on Form 10-K.

2021 Executive Compensation Decisions

Total Target Cash Compensation—Base Salaries and Target Bonus Percentages

When determining 2021 base salary and target bonus percentage adjustments, our Compensation Committee considered Company and individual performance factors among other factors described herein. Our Compensation Committee (and our Board, with respect to our CEO) decided that for 2021, base salaries and target bonus percentages for each NEO would remain the same in 2021 as in 2020 and 2019 due to the Company’s setbacks with respect to the FDA approval of Oral Paclitaxel. The table below shows 2021 base salary, target incentive awards as a percentage of base salary and in real terms, along with actual incentive award amounts and percentage of the target award for each of our NEOs. Due to the Company’s stock price performance and the failure to obtain FDA approval for Oral Paclitaxel in 2021, the Company decided not to pay any incentive awards for 2021.

Name	2021 Base Salary ($)	Increase from 2020 Base Salary (%)	Target Award % of Base Salary	2021 Target Award ($)	2021 Actual Award ($)		% of Target Paid

Johnson Y.N. Lau	525,000	0%	80%	420,000	0		0%

Steve Adams	169,000	12.6%	25%	42,250	0	(1)	0%

Randoll Sze	288,750	0%	40%	115,500	0		0%

Jeffrey Yordon	420,000	0%	80%	336,000	0		0%

Rudolf Kwan	336,000	0%	60%	201,600	0		0%

Daniel Lang	309,308	0%	40%	123,723	0		0%

1.

Because Steve Adams served as interim Chief Accounting Officer for part of 2021, the Compensation Committee determined to award Mr. Adams a one-time cash bonus of $35,000 that was payable over a six-month period.

Typically, the annual incentive awards are paid in the first quarter of the year following the year these are earned in the form of cash bonuses. In determining the amounts paid to each NEO pursuant to the annual incentive awards, our Compensation Committee exercises its discretion and based its judgement of our NEO’s performance in accordance with our pay-for-performance philosophy and the need to retain and motivate the NEOs.

In March 2020, the Compensation Committee decided to implement a contingent, one-time bonus for Dr. Lau and Dr. Kwan equal to 30% and 40%, respectively, of their 2020 bonus targets, to be received if the Company is successful in obtaining FDA approval for Oral Paclitaxel in 2021. This goal was not achieved in 2021 and the one-time bonuses were not paid.

Long-Term Equity Incentive Awards

To grant annual long-term equity incentive awards to NEOs in 2021, our Compensation Committee considered the Company’s then-current stock price, the receipt of the CRL for Oral Paclitaxel, each NEO’s performance during 2021, the number of equity awards issued in 2020 and the potential amount that could be realized at different hypothetical stock prices upon exercise or vesting of those awards. Our Compensation Committee made final determinations in its discretion based on its judgment in accordance with our pay-for-performance philosophy and the need to retain and motivate these highly experienced and essential members of our management team.

Our Compensation Committee (and our Board, with respect to our CEO) determined to grant each NEO an award consisting of 50% stock options and 50% RSUs, subject to each individual’s continuous service. Beginning one year from the date of grant, these awards vest 25% each year. The Compensation Committee decided to award the same number of equity awards in 2021 as in 2020. See “Grants of Plan-Based Awards” for a table that sets forth the grants made to our NEOs pursuant to our 2020 long-term incentive compensation program.

Axis Equity Awards

In June 2018, we formed Axis Therapeutics Limited (“Axis”), a joint venture between us and Xiangxue Life Sciences Limited (“XLifeSc”) to develop and commercialize therapeutic products for oncology indications worldwide except in China. Axis is developing the TCR-T immunotherapy, one of the technologies in our Oncology Innovation Platform and is owned 45% by XLifeSc and 55% by us, and we are entitled to appoint three directors to Axis’s board and XLifeSc appoints two directors. At the time of the formation of Axis, a pool for equity awards to Axis employees, consultants and directors was created, and on November 15, 2020, equity awards made by Axis in 2019 to Johnson Lau, Randoll Sze and Daniel Lang, who served on Axis’s board or as an executive officer of Axis and whose contributions and efforts are important to the success of Axis, vested. The purpose for the awards was to motivate these NEOs to increase the value of Axis and thereby maximize the value of our 55% ownership interest in the Axis joint venture. Our Compensation Committee reviewed these Axis awards as part of its review of these NEOs’ total compensation and considered and will consider the Axis awards in its compensation decisions for these NEOs for 2020 and future years.

Compensation Risk Analysis

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage our executive officers, including our NEOs, to assume excessive risks.

The Compensation Committee periodically reviews the elements of compensation to determine whether any portion of executive and non-executive compensation encourages excessive risk taking. Among the factors that the Compensation Committee considered are:

•	significant weighting towards long-term incentive compensation to discourage short-term risk taking;

•	the Company’s policy of providing both annual and long-term performance awards and a mix of both stock options and equity grants;

•

setting performance goals to provide meaningful target levels that enhance stockholder value and that are quantifiable using objective criteria, include multiple performance measures (including company-wide measures) and graduated payout structures;

•	the Compensation Committee’s policy of capping short-term incentive awards;

•	the Company’s stock ownership guidelines; and

•	the Audit Committee’s authority to effect recoupment policies and procedures for cash incentives and equity awards in the event of certain financial restatements.

COMPENSATION TABLES

Summary Compensation Table

The following table shows information regarding the compensation for our NEOs for the fiscal years ended December 31, 2021, 2020 and 2019, if the officer was a named executive officer for that fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Johnson Y.N. Lau	2021	525,000	—		570,000	353,608	—	33,175	22,732	1,504,515
Chief Executive Officer and Chairman of the Board	2020 2019	161,155 519,231	— —		— 1,566,875	2,712,039 2,007,663	294,000 336,000	46,676 28,546	25,592 25,521	3,239,462 4,483,836

Steve Adams	2021	162,610	35,000	(4)	47,500	29,467	—	—	14,702	289,279
Interim Chief Accounting Officer

Randoll Sze(5)	2021	194,350	—		—	—	—	—	2,143	196,493
Former Chief Financial Officer	2020 2019	288,750 286,089	— —		— —	587,048 567,775	80,850 86,125	— —	3,289 3,000	959,937 942,989

Jeffrey Yordon	2021	420,000	—		190,000	117,869	—	—	4,717	732,586
Chief Operating Officer and President, Athenex Pharmaceutical Division	2020 2019	436,154 415,385	— —		— —	782,731 803,065	252,000 168,000	— —	5,300 1,379	1,476,185 1,387,829

Rudolf Kwan	2021	336,000	—		266,000	165,017	—	—	11,596	778,613
Chief Medical Officer	2020 2019	348,923 332,308	— —		— —	1,095,823 963,678	120,960 171,300	— —	13,322 6,563	1,579,028 1,473,849

Daniel Lang	2021	309,308	—		178,000	110,589	—	—	23,864	621,761
President, Athenex Cell Therapy

1.

Represents aggregate grant date fair value of the awards under FASB ASC Topic 718, Compensation—Stock Compensation. Amounts are determined using the Black-Scholes Method and the assumptions set forth in Note 15—Stock-Based Compensation to our audited financial statements contained in our 2021 Annual Report on Form 10-K.

2.

We do not have any qualified or non-qualified defined benefit pension plans. Dr. Lau’s employment agreement provides for interest on his deferred compensation. The amounts in this column reflect the portion of the interest that is considered above-market or preferential earnings.

3.	The table below shows the components of the All Other Compensation column for 2021:

Name	401(k) Matching Contributions ($)	Company- Paid Health Insurance ($)	Medical Opt-Out Payments ($)	Group- Term Life Insurance ($)	HSA Contribution ($)	Mandatory Provident Fund Contributions ($)	Total ($)

Johnson Y.N. Lau	3,231	16,521	—	1,980	1,000	—	22,732

Steve Adams	8,356	5,708	—	138	500	—	14,702

Randoll Sze	—	605	—	—	—	1,538	2,143

Jeffrey Yordon	—	184	800	3,733	—	—	4,717

Rudolf Kwan	6,866	120	800	3,810	—	—	11,596

Daniel Lang	6,085	16,521	—	258	1,000	—	23,864

4.

Because Steve Adams served as interim Chief Accounting Officer for part of 2021, the Compensation Committee determined to award Mr. Adams a one-time cash bonus of $35,000 that was payable over a six-month period.

5.

Mr. Sze’s compensation, including salary and incentive compensation are determined in USD. Cash amounts disbursed to Mr. Sze were converted to HKD at the then prevailing rate. Mr. Sze also received benefits and participated in a mandatory provident fund arrangement established pursuant to Hong Kong law. These amounts are denominated and paid in HKD and a fixed exchange rate of $1 USD to $7.80 HKD is used to determine the USD equivalent.

Grants of Plan-Based Awards

Name	Type of Award(1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
Johnson Y.N. Lau	AIA	2/22/2022	420,000	—	—	—	—
	LTI	8/3/2021	—	150,000	150,000	$3.80	$923,608

Steve Adams	AIA	2/22/2022	42,250	—	—	—	—
	LTI	8/3/2021	—	12,500	12,500	$3.80	$76,967
Randoll Sze	AIA	2/22/2022	115,500	—	—	—	—
	LTI	—	—	—	—	—	—

Jeffrey Yordon	AIA	2/22/2022	336,000	—	—	—	—
	LTI	8/3/2021	—	50,000	50,000	$3.80	$307,869
Rudolf Kwan	AIA	2/22/2022	336,000	—	—	—	—
	LTI	8/3/2021	—	70,000	70,000	$3.80	$431,017

Daniel Lang	AIA	2/22/2022	123,723	—	—	—	—
	LTI	9/16/2021	—	50,000	50,000	$3.56	$288,589

1.	AIA are awards pursuant to our Annual Incentive Award plan and LTI are option awards pursuant to our Long-term Incentive plan.
2.	Awards under our Annual Incentive Award plan do not have a threshold or maximum payout beyond the target payout established by the plan.
3.

Represents aggregate grant date fair value of the awards under FASB ASC Topic 718, Compensation—Stock Compensation. Amounts are determined using the Black-Scholes Method and the assumptions set forth in Note 15—Stock-Based Compensation to our audited financial statements contained in our 2021 Annual Report on Form 10-K.

Outstanding Equity Awards as of December 31, 2021

The following table lists the outstanding equity awards held by our NEOs as of December 31, 2021:

	Option awards						Stock awards
Name	Grant Date(1)		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)(2)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Johnson Y.N. Lau	3/26/2012		150,000	—	4.55	3/26/2022
	1/2/2013		1,200,000	—	4.55	1/2/2023
	5/22/2015		1,400,000	—	7.50	5/22/2025
	6/13/2017		1	—	11.00	6/13/2027
	3/27/2018		187,500	62,500	17.30	3/27/2028
	2/28/2019		125,000	125,000	13.17	2/28/2029
	11/15/2019						2,396,025	(3)	1,988,701
	3/24/2020		55,045	—	7.32	3/24/2030
	6/5/2020		75,000	225,000	12.45	6/5/2030
	8/3/2021		—	150,000	3.80	8/3/2031
	8/3/2021									150,000	(4)	570,000
Steve Adams	7/10/2013		3,000	—	4.55	7/10/2023
	12/9/2013		30,000	—	4.55	12/9/2023
	12/16/2014		7,000	—	5.50	12/16/2024
	2/27/2015		20,000	—	5.50	2/27/2026
	6/13/2017		10,000	—	11.00	6/13/2027
	3/27/2018		2,000	—	17.30	3/27/2028
	8/27/2020		2,000	6,000	10.26	8/27/2030
	8/3/2021		—	12,500	3.80	8/3/2031
	8/3/2021									12,500	(4)	47,500
Randoll Sze	10/3/2017		28,000	—	17.77	10/3/2027
	3/27/2018		7,500	2,500	17.30	3/27/2028
	8/20/2018		67,500	22,500	17.09	8/20/2028
	2/28/2019		30,000	30,000	13.17	2/28/2029
	11/15/2019	(5)	115,000	115,000	0.545	11/15/2029
	6/5/2020		18,750	26,250	12.45	6/5/2030
Jeffrey Yordon	6/19/2016		150,000	—	9.00	6/19/2026
	6/13/2017		211,820	—	11.00	6/13/2027
	3/27/2018		75,000	25,000	17.30	3/27/2028
	2/28/2019		50,000	50,000	13.17	2/28/2029
	6/5/2020		25,000	75,000	12.45	6/5/2030
	8/3/2021		—	50,000	3.80	8/3/2031
	8/3/2021									50,000	(4)	190,000
Rudolf Kwan	1/2/2013		96,000	—	4.55	1/2/2023
	5/13/2013		48,000	—	4.55	5/13/2023
	2/12/2014		120,000	—	4.55	2/12/2024
	6/12/2014		48,000	—	4.55	6/12/2024
	12/16/2014		200,000	—	5.50	12/16/2024
	5/22/2015		120,000	—	7.50	5/22/2025
	6/13/2017		140,000	—	11.00	6/13/2027
	3/27/2018		90,000	30,000	17.30	3/27/2028
	2/28/2019		60,000	60,000	13.17	2/28/2029
	6/5/2020		35,000	105,000	12.45	6/5/2030
	8/3/2021		—	70,000	3.80	8/3/2031
	8/3/2021									70,000	(4)	266,000
Daniel Lang	11/15/2019									1,725,230	(6)	1,431,941
	8/27/2020		10,000	30,000	10.26	8/27/2030
	9/6/2021		—	50,000	3.56	9/6/2031
	9/6/2021									50,000	(4)	178,000

1.	Unless otherwise indicated, unvested awards vest in four equal annual installments beginning on the anniversary of the grant date.
2.

For option grants prior to our initial public offering on June 14, 2017, we determined the option exercise price based on our per-share valuation on the date of grant. After our initial public offering on June 14, 2017, we determine the option exercise price based on the closing price of our common stock on the date of grant.

3.

These RSUs cover shares of our 55% subsidiary, Axis Therapeutics Limited, and vest in three tranches each with six equal annual installments, tranche 1 beginning on November 15, 2020, tranche 2 beginning on November 15, 2021 and tranche 3 beginning on November 15, 2022.

4.	Each RSU represents a contingent right to receive one share of our common stock.
5.	This option covers shares of our 55% subsidiary, Axis Therapeutics Limited, and vests in four equal annual installments beginning on November 15, 2020.
6.

These RSUs cover shares of our 55% subsidiary, Axis Therapeutics Limited, and vest in two tranches with six equal annual installments, tranche 1 beginning on November 1, 2020 and tranche 2 beginning on November 15, 2021.

Option Exercises and Stock Vested

The following table sets forth information regarding each exercise of stock options and all vesting of stock during the year ended December 31, 2021:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Johnson Y.N. Lau	80,000	23,350	319,317	(2)	265,033

Steve Adams	—	—	—		—

Randoll Sze	—	—	—		—

Jeffrey Yordon	—	—	—		—

Rudolf Kwan	24,000	1,320	—		—

Daniel Lang	—	—	383,180	(2)	318,039

1.	Amounts reflect the difference between the exercise price of the stock option and the market price of our common stock at the time of exercise.
2.	Reflects vested RSUs of our subsidiary, Axis Therapeutics Limited.

Non-Qualified Deferred Compensation

We do not have any qualified or non-qualified defined benefit pension plans. Dr. Lau is the only NEO who has participated in our nonqualified deferred compensation plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Johnson Lau	—	—	$77,150	—	$2,414,675

Employment Agreements

Johnson Y.N. Lau

We entered into an amended and restated employment agreement with Dr. Lau, effective June 1, 2015, amended June 26, 2015. His employment agreement is automatically renewed for additional one-year terms beginning on

March 1, 2016 and each anniversary thereof, unless on or before such date Dr. Lau or we deliver a written notice at least 90 days in advance of such date to the other indicating non-renewal. The agreement contains customary non-solicitation, non-competition and confidentiality provisions.

Under the agreement, Dr. Lau is entitled to receive an annual base salary of $200,000 and annual deferred compensation of $300,000 that earns interest at a rate of four percent per annum until paid. As of January 1, 2019, our nonqualified deferred compensation plan is frozen, and no additional contributions can be made to the plan. As a result, Dr. Lau receives the full amount of his base salary without any deferral. We meet annually with Dr. Lau to review and revise his compensation for the following calendar year. If we cannot agree with Dr. Lau on his compensation for the next calendar year on or before December 31 of the current calendar year, and Dr. Lau resigns as a result thereof, such resignation is deemed a termination without cause. Our Compensation Committee determined not to increase Dr. Lau’s base salary in 2021 and his current base salary is $525,000. Dr. Lau is also eligible to be considered for an annual incentive award and other Company benefits.

Upon Dr. Lau’s termination of employment without good reason or as a result of his death or permanent disability, he is entitled to receive all previously earned and accrued but unpaid base salary, bonuses and benefits up to the date of such termination. Upon Dr. Lau’s termination without cause, our election not to renew his employment agreement (except in the case of his termination for cause, or death or permanent disability), or his resignation for good reason, he is entitled to receive unpaid base salary, bonuses and benefits up to the date of such termination, base salary in effect as of the date of termination for a period of 36 months following the date of such termination and a cash payment equal to the value of our contribution to any benefits subscribed to by Dr. Lau at the time of termination for a 36-month period. Payment of base salary and benefits past the date of termination is conditioned upon Dr. Lau electing to provide consulting services to us during such 36-month period, except in the case of termination upon a change of control for which such payments are not conditioned on such services being provided. During the consulting period, Dr. Lau will be paid reasonable compensation for services rendered to us and our affiliates, receive continuation of health insurance or payment of premiums and would continue to be subject to the other applicable restrictive covenants in his employment agreement.

Randoll Sze

We entered into an employment agreement with Mr. Sze, effective August 20, 2018. The initial term of the agreement was one year and it provided for automatic renewal for additional one-year terms until terminated pursuant to its terms. The agreement also contained customary non-solicitation and confidentiality provisions.

Under the agreement, Mr. Sze was entitled to receive an annual base salary of $275,000, as may be adjusted upward from time to time. Mr. Sze was also eligible to be considered for a discretionary year-end bonus of up to 40 percent of his base salary based upon milestones determined annually by our Compensation Committee.

Effective August 13, 2021, Mr. Sze resigned as our Chief Financial Officer. On September 1, 2021, we entered into a consulting agreement with Mr. Sze, pursuant to which he provides consulting services to us. Axis Therapeutics Limited, a majority-owned subsidiary of the Company, also entered into a separate consulting agreement with Mr. Sze on September 1, 2021, pursuant to which Mr. Sze provides advisory services to the Chief Executive Officer of Axis. Pursuant to the consulting agreement, Mr. Sze will provide consulting services to us until August 31, 2022, which term will continue unless terminated earlier by either Mr. Sze or by us. Mr. Sze will receive as compensation for services provided under the consulting agreement an extension of the term of his outstanding stock options granted pursuant to the Company’s 2017 Omnibus Incentive Plan through the term of the consulting agreement. Mr. Sze will receive no cash compensation for his services under the consulting agreement. In the event of termination of the consulting agreement, Mr. Sze would not be entitled to receive any compensation and his outstanding unvested stock options on the date of termination would be forfeited.

Jeffrey Yordon

We entered into an employment agreement with Mr. Yordon, effective February 21, 2017. The initial term of the agreement is three years and will automatically renew for additional one-year terms until terminated pursuant to its terms. The agreement also contains customary non-solicitation and confidentiality provisions.

Under the agreement, Mr. Yordon is entitled to receive an annual base salary of $400,000, as may be adjusted upward from time to time. Mr. Yordon is also eligible to be considered for a year-end bonus and other Company benefits.

Upon termination of Mr. Yordon’s employment as a result of his death or disability, he is entitled to receive all compensation or benefits required under applicable law, his annual bonus, if earned, for the calendar year in which such termination occurred (prorated for any partial year), and, if such termination is as a result of disability, an amount sufficient to provide Mr. Yordon with one year of healthcare coverage comparable to what he would have received while employed. Upon termination of Mr. Yordon’s employment with or without good reason or without cause, he is entitled to receive all compensation or benefits required under applicable law and, if applicable, the amounts paid during the non-compete period (as discussed below). Any post-termination payment to Mr. Yordon or his estate is contingent upon execution of a release of claims.

Mr. Yordon’s employment agreement provides for a one-year non-competition period within a limited geographic area. In the event the employment relationship is terminated after the initial three-year term, or is earlier terminated (except for cause), then the non-competition period is deemed waived by us, unless we elect to provide Mr. Yordon with notice within 10 business days of the effective date of such termination of our election to enforce the one-year non-competition period and agree to pay Mr. Yordon through the end of the non-competition period his full amount of base salary and an amount equal to our contribution toward healthcare insurance coverage which Mr. Yordon and his family, if applicable, were receiving as of the date of termination.

Rudolf Kwan

We entered into an employment agreement with Dr. Kwan, effective February 21, 2017. The initial term of the agreement is three years and will automatically renew for additional one-year terms until terminated pursuant to its terms. The agreement also contains customary non-solicitation and confidentiality provisions.

Under the agreement, Dr. Kwan is entitled to receive an annual base salary of $300,000, as may be adjusted upward from time to time. Dr. Kwan is also eligible to be considered for an annual incentive award and other Company benefits.

Upon termination of Dr. Kwan’s employment as a result of his death or disability, he is entitled to receive all compensation or benefits required under applicable law, his annual bonus, if earned, for the calendar year in which such termination occurred (prorated for any partial year), and, if such termination is as a result of disability, an amount sufficient to provide Dr. Kwan with one year of healthcare coverage comparable to what he would have received while employed. Upon termination of Dr. Kwan’s employment with or without good reason or without cause, he is entitled to receive all compensation or benefits required under applicable law and, if applicable, the amounts paid during the non-compete period (as discussed below). Any post-termination payment to Dr. Kwan or his estate is contingent upon execution of a release of claims.

Dr. Kwan’s employment agreement provides for a one-year non-competition period within a limited geographic area. In the event the employment relationship is terminated after the initial three-year term, or is earlier terminated (except for cause), then the non-competition period is deemed waived by us, unless we elect to provide Dr. Kwan with notice within 10 business days of the effective date of such termination of our election to enforce the one-year non-competition period and agree to pay Dr. Kwan through the end of the non-competition period his full amount of base salary and an amount equal to our contribution toward healthcare insurance coverage which Dr. Kwan and his family, if applicable, were receiving as of the date of termination.

Daniel Lang

We entered into an employment agreement with Mr. Lang, effective September 2, 2019. The initial term of the agreement was one year and automatically renews for additional one-year terms until terminated pursuant to its terms. The agreement also contains customary non-solicitation and confidentiality provisions.

Under the agreement, Mr. Lang is entitled to receive an annual base salary of $300,000, as may be adjusted upward from time to time. Mr. Lang is also eligible to be considered for a discretionary year-end bonus of up to 40 percent of his base salary based upon milestones determined annually by our Compensation Committee. Mr. Lang is also eligible to be considered for an annual incentive award and other Company benefits.

Upon termination of Mr. Lang’s employment as a result of his death or disability, he is entitled to receive all compensation or benefits required under applicable law, his annual bonus, if earned, for the calendar year in which such termination occurred (prorated for any partial year), and, if such termination is as a result of disability, an amount sufficient to provide Mr. Lang with one year of healthcare coverage comparable to what he would have received while employed. Upon termination of Mr. Lang’s employment with or without good reason or without cause, he is entitled to receive all compensation or benefits required under applicable law and, if applicable, the amounts paid during the non-compete period (as discussed below). Any post-termination payment to Mr. Lang or his estate is contingent upon execution of a release of claims.

Mr. Lang’s employment agreement provides for a one-year non-competition period within a limited geographic area. In the event the employment relationship is terminated after the initial one-year term, or is earlier terminated (except for cause), then the non-competition period is deemed waived by us, unless we elect to provide Mr. Lang with notice within 10 business days of the effective date of such termination of our election to enforce the one-year non-competition period and agree to pay Mr. Lang through the end of the non-competition period his full amount of base salary and an amount equal to our contribution toward healthcare insurance coverage which Mr. Lang and his family, if applicable, were receiving as of the date of termination.

Potential Payments Upon Termination or Change-in-Control

The following table reflects hypothetical estimated additional payments and benefits that would have been earned or accrued, or vested, delivered or paid out earlier than normal, had any NEO been terminated or had a change-in-control (as further described below) occurred on December 31, 2021. The table and accompanying narrative does not include nonqualified deferred compensation which is described in the table entitled “Non-qualified Deferred Compensation.” For Mr. Sze, the table shows what he actually received in connection with his voluntary resignation effective August 13, 2021.

Name	Severance Ineligible Termination					Termination without Cause or for Good Reason (No Change in Control)						Change in Control (No Termination)		Change in Control Severance Eligible Termination
	Death	Disability		Voluntary Resignation		Severance		Benefits		Accelerated Equity Awards		Accelerated Equity Awards		Severance		Bonus		Benefits		Accelerated Equity Awards

Johnson Y.N. Lau	$0	$0		$0		$1,575,000	(1)(2)	$58,503	(1)(2)	$1,988,702	(3)	$1,988,702	(3)	$1,575,000	(2)(4)	$0	(2)(4)	$58,503	(2)(4)	$1,988,702	(3)(5)

Steve Adams	$0	$6,346	(6)	$0		$0		$0		$0		$0		$0		$0		$0		$0

Randoll Sze(7)	—	—		$0		—		—		—		—		—		—		—		—

Jeffrey Yordon	$0	$4,717	(6)	$420,000	(8)	$420,000	(8)	$4,717	(6)	$0		$0		$0		$0		$0		$0

Rudolf Kwan	$0	$4,730	(6)	$336,000	(8)	$336,000	(8)	$4,730	(6)	$0		$0		$0		$0		$0		$0

Daniel Lang	$0	17,779	(6)	$309,308	(8)	$309,308	(8)	17,779	(6)	$1,431,941	(3)	$1,431,941	(3)	$0		$0		$0		$1,431,941	(3)(5)

1.

Dr. Lau is entitled to receive base salary in effect as of the date of termination for a period of 36 months following the date of such termination ($1,575,000) and a cash payment equal to the value of our contribution to any benefits subscribed to by Dr. Lau at the time of termination ($58,503) for a 36-month period. If such payment is due to termination without cause or for good reason or due to our non-renewal of Dr. Lau’s employment agreement, then the payment shall be made in installments on the payment dates on which Dr. Lau’s base salary would have otherwise been paid in accordance with our standard payroll policies. The timing of any such payment may be subject to a delay of six months from the date of termination as required by Section 409A of the Code. Payment of base salary and benefits past the date of termination is conditioned upon Dr. Lau electing to provide consulting services to us during such 36-month period. During the consulting period, Dr. Lau will be paid reasonable compensation for services rendered to us and our affiliates, receive continuation of health insurance or payment of premiums and would continue to be subject to the other applicable restrictive covenants in his employment agreement.
2.	These amounts are also payable to Dr. Lau on our election not to renew his employment agreement.
3.

Dr. Lau’s and Dr. Lang’s Axis Therapeutics Limited award of RSUs ($1,988,702 and $1,431,941, respectively) vests in full upon a change in control, business combination or termination without cause (as further described below). The value of a share of Axis stock on December 31, 2021 was $0.83.

4.

Dr. Lau is entitled to receive base salary in effect as of the date of termination for a period of 36 months following the date of such termination ($1,575,000), bonuses in effect as of the date of termination for a period of 36 months following the date of such termination ($0) and a cash payment equal to the value of our contribution to any benefits subscribed to by Dr. Lau at the time of termination ($58,503) for a 36-month period. If such payment is due to termination within one year following a change in control, then the payment shall be made in a lump sum within 10 days of such termination. The timing of any such payment may be subject to a delay of six months from the date of termination as required by Section 409A of the Code

5.	Assumes the termination takes place at the time of the change in control.
6.

NEO is entitled to an amount sufficient to provide one year of healthcare coverage comparable to what he would have received while employed. These amounts reflect amounts paid to each NEO, other than 401(k) matching contributions, in footnote 3 of the Summary Compensation Table.

7.

On September 1, 2021, we entered into a consulting agreement with Mr. Sze, pursuant to which he provides consulting services to us, pursuant to which Mr. Sze will provide consulting services to us until August 31, 2022, which term will continue unless terminated earlier by either Mr. Sze or by us. Mr. Sze receives an extension of the term of his outstanding stock options granted pursuant to the Company’s 2017 Omnibus Incentive Plan through the term of the consulting agreement. In the event of termination of the consulting agreement, Mr. Sze would not be entitled to receive any compensation and his outstanding unvested stock options on the date of termination would be forfeited.

8.

Assumes that we make our election under their respective employment agreements to enforce the one-year non-competition period and agree to pay through the end of the non-competition period his full amount of base salary and an amount equal to our contribution toward healthcare insurance coverage which he and his family, if applicable, were receiving as of the date of termination.

Payments on Termination

The amount of post-employment compensation that we will be required to pay to our NEOs, as set forth in the table, is determined pursuant to the terms of their respective employment agreements. There are no agreements between us and the NEOs that provide for payments upon termination other than the employment agreements described above. See “Employment Agreements” for the terms of the employment agreements for each NEO.

Our NEOs are ineligible for severance in the event they are terminated for cause.

Under Dr. Lau’s employment agreement, “cause” is defined as (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty (i.e., a breach of fiduciary duty of loyalty), or fraud with respect to the Company; (ii) breach of fiduciary duties; (iii) gross negligence or willful misconduct with respect to the Company; (iv) substantial or repeated failure to perform material employment duties assigned by the Board which are consistent with the executive’s title and position, and, if curable, which failure is not cured within 15 days after written notice is delivered to the executive; or (v) material breach of executive’s obligations, which breach, if curable, is not cured within 30 days after written notice.

Under Dr. Lau’s employment agreement, “good reason” is defined as a resignation within two years of the occurrence of any of the following events: (i) a material and selective reduction in base salary, but not including a reduction in compensation that is applied generally to our executive officers and necessitated by financial conditions; (ii) a material reduction of authority, duties or responsibilities; or (iii) a material breach by us of Dr. Lau’s employment agreement.

For the other NEOs, “cause” generally means (i) documented nonperformance or nonperformance of their duties, or refusal to abide by or comply with the reasonable directives of the CEO, or the Company’s policies and procedures that continues without cure or remedy for thirty (30) days after the CEO has given written notice specifying in reasonable detail the manner in which the executive has failed to perform such duties or comply with such directions, (ii) conviction for, or plea of nolo contendere to, any felony causing material harm to the Company or the reputation of the Company, or any other conviction for, or plea of nolo contendere to, any act or omission involving fraud, theft or embezzlement, (iii) the commission of any other act or omission involving fraud with respect to the Company or any of its affiliates that could reasonably constitute a crime under applicable law based on the facts and circumstances as alleged, (iv) a breach by the executive his employment agreement, (v) the commission of any act that is in breach of the executive’s fiduciary duties of care or loyalty to Company, (vi) gross negligence or willful misconduct with respect to the Company or any of its affiliates that continues without cure or remedy for thirty (30) days after the CEO has given written notice to the executive specifying in reasonable detail the manner in which the executive has engaged in gross negligence or willful misconduct with respect to the Company or any of its affiliates, or (vii) a breach by the executive of any other material provision of his employment agreement that is not susceptible to remedy or cure, or if susceptible to remedy or cure, that is not cured or remedied and continues beyond thirty (30) days after the CEO has given written notice to the executive specifying in reasonable detail the manner in which the executive has breached his employment agreement.

For our other NEOs, “good reason” generally means, without such NEOs consent, the occurrence of one of the following: (i) a material diminution of the duties or change in position or compensation or change or removal of titles; (ii) our material breach of any provision of the employment agreement; (iii) resignation after an act by the CEO or the Board that would constitute a breach of our code of ethics, if any, or fiduciary duties, a crime or material fraud; or (iv) except for Dr. Kwan, the principal place of work is relocated by us or any acquiring or successor entity (or parent or subsidiary thereof) to a location more than 100 miles from our current location; provided, however, that the NEO shall have given written notice to the Company within 90 days after any event which has resulted in any such material diminution and the Company has failed to cure any such material diminution within 30 days of receipt of such written notice.

Dr. Lau is also eligible for severance under his employment agreement upon a termination other than for cause in the context of a change in control. For these purposes, a change in control is defined as (i) any person or entity other than the Company or an affiliate (a “Person”), becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; (ii) the Company’s stockholders approve a merger, consolidation or other business combination (a “Business Combination”) other than a Business Combination in which holders of common stock of the Company immediately prior to the Business Combination have substantially the same proportionate ownership of the equity of the surviving corporation or other business entity immediately after the Business Combination as immediately before; (iii) the Company’s stockholders approve either an agreement for the sale or disposition of all or substantially all of the Company’s assets to any entity that is not an affiliate, or a plan of complete liquidation of the Company; or (iv) the persons who were directors immediately before a tender offer by any Person other than the Company or an affiliate, or before a merger, consolidation or contested election, or before any combination of such transactions, cease to constitute a majority of the members of the Board as a result of such transaction or transactions, or the Company engages in a business transaction or agreement with a third-party that obtains and exercises the right to replace the majority of the members of the Board, including the Company’s Chairman of the Board.

Change in Control Compensation—Acceleration of Axis Equity Awards

Pursuant to the award agreements for Dr. Lau and Dr. Lang pursuant to the Axis 2019 Equity Incentive Plan, their unvested RSUs and stock options, respectively, are subject to accelerated vesting upon the occurrence of a change in control, certain corporate transactions, or termination of service without cause.

A “change-in-control” is generally defined as a change in ownership or control effected through either of the following types of transactions:

•

the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by Axis or by a company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, Axis) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the company’s outstanding securities pursuant to a tender or exchange offer made directly to the stockholders of Axis; or

•

a change in the composition of the board of directors of Axis over a period of twelve (12) months or less such that a majority of the members of the board of directors (rounded up to the next whole number) ceases, by reason of one or more contested elections, to be comprised of individuals who are continuing members of the board of directors.

In our agreements, “cause” generally means, in the absence of a written agreement and definition for a particular grantee: (i) performance of any act or failure to perform any act in bad faith and to the detriment of Axis, its subsidiaries, Athenex or XLifeSc (the “Group”); (ii) dishonesty, intentional misconduct or material breach of any agreement with the Group; and (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person, in each case as determined by the plan administrator.

CEO Pay Ratio

Under SEC regulations, we are required to calculate and disclose the total annual compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO (“CEO Pay Ratio”). As permitted under the SEC’s regulations, because there were no material changes to employee population or compensation in 2021, we used the same median employee for the 2021 CEO Pay Ratio as was used for the 2020 CEO Pay Ratio.

For 2021, the median of the annual total compensation of our employees (other than our CEO) was $57,390 and the annual total compensation of our CEO was $1,504,515. The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees other than the CEO was 26:1.

It should be noted that when considering only U.S. employees the pay ratio was 15:1. Due to the large Asian based employee population, the overall pay ratio was 26:1.

The pay ratio above represents our reasonable estimate calculated in a manner consistent with the rule and applicable guidance. The rule and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, as the SEC explained when it adopted the rule, in considering the pay-ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay-ratio disclosures.

EQUITY COMPENSATION PLAN INFORMATION

As of June 30, 2022, information about our equity compensation plans is as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders:

First Amended and Restated 2007 Common Unit Option Plan	0	0	0

Amended and Restated 2017 Omnibus Incentive Plan	5,781,774	6.51	5,355,724

2017 Employee Stock Purchase Plan	0	0	637,063 (2)

Equity compensation plans not approved by security holders:

2013 Common Stock Option Plan(1)	6,404,430	$11.55	1,134,533

Total	12,186,204	$8.90	7,127,320

1.

Our 2013 Common Stock Option Plan (the “2013 Plan”) was adopted by our Board in 2012 and authorized us to make grants of non-qualified stock options to our employees, directors and consultants and any employees, directors and consultants of a parent or subsidiary. We ceased issuing awards under the 2013 Plan following the implementation of the Incentive Plan in May 2017.

2.	This includes shares of our common stock that are eligible for issuance in the current offering period that began on June 1, 2022 and ends on November 30, 2022.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee currently consists of Ms. Davis, Mr. Kanfer and Mr. Tsang. None of our executive officers currently serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of another entity that has one or more executive officers serving on the Board or Compensation Committee. No interlocking relationship exists between any member of our Board or any member of our Compensation Committee (or other committee performing equivalent functions) of any other company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below presents certain information as of September 23, 2022 about (1) the persons known by us to be the record or beneficial owner of more than 5% of our Common Stock and (2) the shares of our common stock held by (i) each of our directors; (ii) each of our named executive officers; and (iii) all of our directors and executive officers as a group. Except as otherwise indicated, the address of each of the persons in this table is c/o Athenex, Inc., 1001 Main Street, Suite 600, Buffalo, NY 14203.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class(1)
5% Stockholders
Perceptive Advisors LLC, et al 51 Astor Place, 10th Floor New York, New York 10003	26,865,799	(2)	16.0%
IP Group PLC 25 Walbrook London, United Kingdom EC4N 8AF	10,254,754	(3)	6.5%
Ma Huateng 29/F Three Pacific Place 1 Queen’s Road East Wanchai, Hong Kong	6,285,800	(4)	4.0%

Directors
Stephanie A. Davis	72,829	(5)	*
Manson Fok	3,212,817	(6)	2.0%
Jordan Kanfer	41,461	(7)	*
Johnson Y.N. Lau(8)	7,887,775	(9)	4.9%
Robert J. Spiegel	29,643	(10)	*
Benson Tsang	95,447	(11)	*
John Moore Vierling	58,450	(12)	*
Jinn Wu	744,783	(13)	*

Named Executive Officers
Steve Adams	77,250	(14)	*
Randol Sze	216,500	(15)	*
Jeffrey Yordon	845,263	(16)	*
Rudolf Kwan	1,380,319	(17)	*
Daniel Lang	151,590	(18)	*
All directors and executive officers as a group (16 persons)	15,007,517	(19)	9.20%

*	Less than 1%.
1.

The amounts reported by each person are as of September 23, 2022, with percentages based on 156,790,234 shares issued and outstanding as of that date, except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which would increase the number of shares owned by such person and the number of shares outstanding. “Beneficial ownership” is deemed to include shares for which a person, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the person’s benefit, and includes shares that may be acquired within 60 days. Unless otherwise indicated in the other footnotes to this table, each stockholder named in the table has sole voting and sole dispositive power over all of the shares shown in the table.

2.

Based on an amendment to Schedule 13G dated December 31, 2021 filed with the SEC on February 14, 2022 by Perceptive Advisors LLC, Joseph Edelman and Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”). Perceptive Advisors LLC, which serves as the investment manager to the Master Fund, and Mr. Edelman, the managing member of Perceptive Advisors LLC, may each be deemed to beneficially own the securities directly held by the Master Fund. Perceptive Advisors LLC and Mr. Edelman each report shared voting and shared dispositive power over all 13,532,467 shares. The Master Fund reports shared voting and shared dispositive power over all 13,532,467 shares it directly holds. The amount shown includes additional shares, warrants and pre-funded warrants exercisable to purchase shares of common stock obtained by Perceptive in a underwritten public offering.

3.

Based on a Schedule 13G dated May 4, 2021 filed with the SEC on May 27, 2021 by IP Group PLC (“IP Group”), IP2IPO Portfolio, L.P. (“IP2IPO”), and Touchstone Innovations Businesses LLP (“Touchstone”). These securities are directly held by IP2IPO and Touchstone, each of which are indirect subsidiaries wholly owned by IP Group, and, therefore, IP Group may be deemed to beneficially own all of the securities directly held by IP2IPO and Touchstone. IP Group reports shared voting and shared dispositive power over 10,254,754 shares. IP2IPO reports shared voting and shared dispositive power over 9,205,672 shares. Touchstone reports shared voting and shared dispositive power over 1,049,082 shares.

4.

Based on an amendment to Schedule 13G dated December 31, 2018 filed with the SEC by Ma Huateng and Advance Data Services Limited (“ADSL”) and a Form 3 filed with the SEC by Ma Huateng and ADSL on July 13, 2017. ADSL directly owns 6,205,800 shares of common stock. As the sole owner of ADSL, Ma Huateng may be deemed to beneficially own the shares owned by ADSL. Ma Huateng and ADSL each report sole voting and sole dispositive power over the shares owned by ADSL. The amount shown includes a presently exercisable option to purchase 80,000 shares of common stock held by Ma Huateng.

5.	Includes presently exercisable options to purchase 30,625 shares of our common stock.
6.

Includes (i) presently exercisable options to purchase 344,750 shares of our common stock; (ii) 678,880 shares owned by Avalon Biomedical, an indirect wholly-owned subsidiary of Avalon Global Holdings Limited (“Avalon Global”); (iii) a presently exercisable option to purchase 54,904 shares of our common stock held by Avalon Biomedical; and (iv) 107,181 shares held by Avalon Polytom (HK) Limited (“Polytom”), a majority-owned affiliate of Avalon Global. Dr. Fok, together with his spouse, owns all of the outstanding interests in Dream Chaser Developments Limited, which owns 34.6% of the outstanding interests in Avalon Global. Dr. Fok serves on the board of directors of Avalon Global and has shared voting and dispositive power over the shares held by Avalon Biomedical.

7.	Includes presently exercisable options to purchase 24,375 shares of our common stock.
8.	Dr. Lau is also a named executive officer.
9.

Includes (i) presently exercisable options to purchase 3,280,046 shares; (ii) 164,925 shares held by Dr. Lau’s spouse; (iii) 678,880 shares owned by Avalon Biomedical, an indirect wholly-owned subsidiary of Avalon Global; (iv) a presently exercisable option to purchase 54,904 shares of our common stock held by Avalon Biomedical; and (v) 107,181 shares held by Polytom, a majority-owned affiliate of Avalon Global. Dr. Lau owns all of the outstanding interests in Creative Decade Global Limited, which owns 34.6% of the outstanding interests in Avalon Global. Dr. Lau serves on the board of directors of Avalon Global and has shared voting and dispositive power over the shares held by Avalon Biomedical.

10.	Includes presently exercisable options to purchase 12,396 shares of our common stock.
11.	Includes presently exercisable options to purchase 42,875 shares of our common stock.
12.	Includes presently exercisable options to purchase 23,125 shares of our common stock.
13.	Includes presently exercisable options to purchase 270,000 shares of our common stock.
14.	Includes presently exercisable options to purchase 74,125 shares of our common stock.
14.	Includes presently exercisable options to purchase 210,500 shares of our common stock.
15.	Includes presently exercisable options to purchase 599,320 shares of our common stock.
15.	Includes presently exercisable options to purchase 1,069,500 shares of our common stock.
16.	Includes presently exercisable options to purchase 70,000 shares of our common stock.
17.	Includes presently exercisable options to purchase 6,315,173 shares of our common stock, held by our directors and executive officers.

STOCKHOLDER PROPOSALS

A previously stated in the Company’s Proxy definitive proxy statement for the annual meeting held on June 10, 2022, stockholders may present proposals for action at meetings of stockholders only if they comply with the proxy rules established by the SEC, applicable Delaware law and our amended and restated bylaws. We have not received any stockholder proposals for consideration at our Special Meeting.

Our stockholders may submit proposals for inclusion in the proxy solicitation materials. These proposals must satisfy the requirements of Rule 14a-8 of the Exchange Act in order for a stockholder proposal to be included in our proxy solicitation materials for the 2023 annual meeting of stockholders. The proposal must be delivered in writing to our Corporate Secretary at our principal executive office, 1001 Main Street, Suite 600, Buffalo, New York 14203 by December 29, 2022; provided, however, that if the date of the 2023 annual meeting of stockholders is more than 30 days before or after June 10, 2023, notice by the stockholder must be delivered a reasonable time before we print and send our proxy materials for the 2023 annual meeting of stockholders.

Stockholders of record wishing to present other proposals at our 2023 annual meeting of stockholders, including any nomination of persons for election to the Board, must provide proper written notice such that the proposal must: (i) be received by the Company not less than 90 days nor more than 120 days prior to anniversary date of the 2022 Annual Meeting; provided that if the date of the 2023 annual meeting of stockholders is changed by more than 30 days before or 60 days after the anniversary date of the 2022 Annual Meeting, the proposal must be received by the Company not less than 90 days nor more than 120 days prior to the 2023 annual meeting of stockholders and no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or the date on which public disclosure of the meeting date was made; and (ii) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and the Company’s amended and restated bylaws and policies. Assuming a date of June 10, 2023 for our 2023 annual meeting of stockholders, the proposal must be delivered in writing to our Corporate Secretary at our principal executive office, 1001 Main Street, Suite 600, Buffalo, New York 14203 by no earlier than February 10, 2023 and no later than March 12, 2023. A stockholder notice to the Company of any such proposal must include the information required by the Company’s amended and restated bylaws.

In addition, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to our Corporate Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 12, 2023, provided that if the date of the 2023 annual meeting of stockholders is changed by more than 30 days before or 60 days after the anniversary date of the 2022 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which we first make a public announcement of the date of the annual meeting is first made.

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure permitted by SEC rules that is commonly referred to as “householding.” Under this procedure, only one copy of the Proxy Materials is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate copy of Proxy Materials to one or more stockholders at a shared address to which a single copy of Proxy Materials was delivered. You can request a separate copy of Proxy Materials without charge by writing to our Corporate Secretary at 1001 Main Street, Suite 600, Buffalo, New York 14203 or by calling (716) 427-2950. In addition, stockholders at a shared address can request delivery of a single copy of Proxy Materials if they are receiving multiple copies of Proxy Materials in the future in the same manner as described above. If you are a beneficial owner, your broker, bank, nominee or other similar organization may continue to send a single copy of Proxy Materials to your household. Please contact your broker, bank, nominee or other similar organization if you wish to adjust your preferences regarding the delivery Proxy Materials.

OTHER MATTERS

Other than those matters set forth in this Proxy Statement, we do not know of any additional matters to be submitted at the meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board recommends.

BY ORDER OF THE BOARD OF DIRECTORS

Dated:                     , 2022

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ATHENEX, INC.

Athenex, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the Corporation is Athenex, Inc.

2.

This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 19, 2017 (the “Certificate of Incorporation”).

3.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon has duly approved, the amendment to the Certificate of Incorporation set forth in this Certificate of Amendment.

4.	The first sentence of Article IV of the Certificate of Incorporation is hereby deleted in its entirety with the following substituted in its place:

“The aggregate number of shares which the Corporation shall have authority to issue is Five Hundred Twenty-Five Million (525,000,000), of which Five Hundred Million (500,000,000) shall consist of shares of common stock, par value $0.001 per share (“Common Stock”), and Twenty-Five Million (25,000,000) shall consist of shares of preferred stock, par value $0.001 per share (“Preferred Stock”).”

5.	This Amendment shall become effective as of at [a.m./p.m.] Eastern Time.

6.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed, signed and acknowledged by the undersigned duly authorized officer of the Corporation as of the date set forth below.

Dated:

ATHENEX, INC.

By:
Name:
Title:

A-1

APPENDIX B

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ATHENEX, INC.

Athenex, Inc. , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the Corporation is Athenex, Inc.

2.

This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 19, 2017[, as amended by that Certificate of Amendment filed on [            ] (the “Certificate of Incorporation”)].

3.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon has duly approved, the amendment to the Certificate of Incorporation set forth in this Certificate of Amendment.

4.	The Certificate of Incorporation is hereby amended as follows:

Article IV of the Certificate of Incorporation shall be amended to insert the following paragraphs immediately following the first sentence of Article IV as follows:

“As of the Effective Time, a one-for-[            ]1 reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each [            ] shares of Common Stock outstanding and held of record by each stockholder of the Corporation immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 per share.

No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive one (1) additional whole share of Common Stock; provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock have been reclassified; and with respect to holders of shares of Common Stock in book-entry form in the records of the Corporation’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive one (1) additional share of Common Stock automatically and without any action by the holder.

Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.”

[1]	To reflect the final ratio determined by the Board of Directors within the range approved by the Company’s Stockholders.

B-1

At the Effective Time, the first sentence of Article IV of the Certificate of Incorporation shall be hereby deleted in its entirety with the following substituted in its place:

“The aggregate number of shares which the Corporation shall have authority to issue is [             (            )]2, of which [             (            )]2 shall consist of shares of common stock, par value $0.001 per share (“Common Stock”), and Twenty-Five Million (25,000,000) shall consist of shares of preferred stock, par value $0.001 per share (“Preferred Stock”).”

5.	This Amendment shall become effective as of at [a.m./p.m.] Eastern Time (the “Effective Time”).

6.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed, signed and acknowledged by the undersigned duly authorized officer of the Corporation as of the date set forth below.

Dated:

ATHENEX, INC.

By:
Name:
Title:

[2]

To reflect the final number of authorized shares as effected by the final reverse stock split ratio, and as effected by the authorized shares increase, as applicable, as described in the accompanying proxy materials.

B-2

APPENDIX C

THE

ATHENEX, INC.

AMENDED AND RESTATED

2017 OMNIBUS INCENTIVE PLAN

AND

FIRST AMENDMENT

ATHENEX, INC.

AMENDED AND RESTATED

2017 OMNIBUS INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Cash-Based Award or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cash-Based Award” means an award denominated in cash that may be settled in cash and/or Shares, which may be subject to restrictions, as established by the Administrator.

(i) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person, in each case as determined by the Administrator; provided, however, that with regard to any agreement that defines “Cause” as occurring upon the consummation of, or in connection with, a Corporate Transaction or a Change in Control, such definition of “Cause” shall not apply until a Corporate Transaction or a Change in Control is actually consummated.

(j) “Change in Control” means a change in ownership or control of the Company effected through either of the following types of transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(k) “Code” means the Internal Revenue Code of 1986, as amended.

(l) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(m) “Common Stock” means the common stock of the Company.

(n) “Company” means Athenex, Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(o) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(p) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(q) “Continuous Service” means that the provision of services to the Company or a Related Entity by an Employee, Director or Consultant in any capacity has not been interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity to which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers of an Employee, Director or Consultant among the Company, any Related Entity, or any successor, in any capacity, or (iii) any change in status of an Employee, Director or Consultant as long as the individual remains in the service of the Company or a Related Entity in any capacity (except as otherwise provided in the Award Agreement). Notwithstanding the foregoing, except as otherwise determined by the Administrator, in the event of any spin-off of a Related Entity, service as an Employee, Director or Consultant for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(r) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i) a merger or consolidation in which the Company is not the surviving entity and securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or consolidation, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(s) “Director” means a member of the Board or the board of directors of any Related Entity.

(t) “Disability” means a “Disability” as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock, provided that no such right may be granted with respect to Options or SARs. Dividend Equivalent Rights granted in connection with a Restricted Stock Unit shall be subject to the vesting of the underlying Restricted Stock Unit.

(v) “Employee” means any person, including an Officer, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(y) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(z) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(aa) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(dd) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ee) “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.

(ff) “Plan” means this Amended and Restated 2017 Omnibus Incentive Plan, as amended from time to time.

(gg) “Related Entity” means any Parent or Subsidiary of the Company.

(hh) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive award or program of the Company, the successor entity (if applicable) or the Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or, for the Grantee, a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(ii) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions and forfeiture provisions, if any, and other terms and conditions as established by the Administrator. Dividends payable in connection with a Restricted Stock Award shall only be payable upon the vesting of the underlying Share of Restricted Stock.

(jj) “Restricted Stock Units” means an Award which may be earned based on criteria, if any, established by the Administrator, including being earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator, and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(ll) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(mm) “Share” means a share of the Common Stock.

(nn) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424 (f) of the Code.

3. Stock and Cash Subject to the Plan.

(a) Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards shall be 7,700,000 Shares. Notwithstanding the foregoing, subject to the provisions of Section 10, below, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is 7,700,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Except as otherwise provided by this Section 3(b), any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan. Any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price (including pursuant to the “net exercise” of an option pursuant to Section 7(b)(v)) or (ii) in satisfaction of tax withholding obligations incident to the exercise, vesting or settlement of an Award shall be deemed to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan. SARs payable in Shares shall reduce the maximum aggregate number of Shares which may be issued under the Plan by the number of Shares covered by the SAR.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors, or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. In the case of Awards granted to Directors, or Employees who are also Officers or Directors of the Company, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board or such Committee may authorize one or more Officers to grant such Awards and may limit such authority as the Board or such Committee determines from time to time.

(b) Powers of the Administrator. Subject to Applicable Laws, the provisions of the Plan (including any other powers given to the Administrator hereunder) and the limitation set forth in Section 4(c) below, and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of cash or other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;

(viii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(ix) to approve corrections in the documentation or administration of any Award;

(x) to grant Awards to Employees, Directors and Consultants employed outside the United States or to otherwise adopt or administer such procedures or subplans that the Administrator deems appropriate or necessary on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(xi) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided, however, that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan in accordance with the terms hereof shall be final, conclusive and binding on all persons having an interest in the Plan.

(c) Repricing Prohibited Absent Stockholder Approval. Notwithstanding any provision of the Plan, except for adjustments pursuant to Section 10 below, neither the Board, the Committee nor the Administrator may reprice, adjust or amend the exercise price of Options or the base appreciation amount of SARs previously awarded to any Grantee, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the stockholders of the Company. In addition, notwithstanding any other provision in the Plan to the contrary, an Option or SAR may not be surrendered in consideration of, or exchanged for cash, other Awards, or a new Option or SAR having an exercise price or base appreciation amount below that of the Option or SAR which was surrendered or exchanged, unless the exchange occurs in connection with a merger, acquisition or similar transaction as set forth in Section 11 below, or such action is approved by the stockholders of the Company. Any amendment or repeal of this Section 4(c) shall require the approval of the stockholders of the Company.

(d) Conditional Awards.

(i) Prior to the approval of the Plan (as hereby amended and restated) by the stockholders of the Company, the Administrator may grant Options that are conditioned on such approval occurring no later than the 2020 annual meeting of the stockholders of the Company (“Conditional Awards”). If the stockholders of the Company fail to approve the Plan by the date of such annual meeting, then all Conditional Awards shall be automatically cancelled and immediately become null and void.

(ii) Conditional Awards may be granted under the Plan only under the following conditions: (1) a Conditional Award may only be granted in the form of an Option; (2) a Conditional Award shall be clearly identified as a Conditional Award; (3) the grant of a Conditional Award shall be expressly conditioned on the approval of the Plan by the stockholders of the Company no later than the 2020 annual meeting of the stockholders of the Company; and (4) notwithstanding any other provision of the Plan, no Grantee of a Conditional Award shall have any right to exercise the Option or receive Shares prior to such stockholder approval.

(e) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal related thereto, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which such member of the Board or Officer or Employee shall be adjudged in such claim, investigation, action, suit or proceeding to be liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such member of the Board or Officer or Employee shall offer to the Company, in writing, the opportunity for the Company to defend such claim, investigation, action, suit or proceeding at the Company’s expense.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards may include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units, Cash-Based Awards or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule (subject to Section 6(m) below), repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on one or more objective or subjective criteria established by the Administrator. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity and may be measured over any specified period, including but not limited to quarterly, semi-annually, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards.

(i) Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be 500,000 Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options and SARs for up to an additional 500,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10 below.

(ii) Individual Limit for Restricted Stock and Restricted Stock Units. The maximum number of Shares with respect to which Restricted Stock and Restricted Stock Units may be granted to any Grantee in any calendar year shall be 500,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10 below.

(iii) Individual Limit for Cash-Based Awards. With respect to each twelve (12) month period that constitutes or is part of each Performance Period, the maximum amount that may be paid to a Grantee pursuant to a Cash-Based Award shall be $1,000,000. In addition, the foregoing limitation shall be prorated for any Performance Period consisting of fewer than twelve (12) months by multiplying such limitation by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve (12).

(iv) Individual Limit for Awards to Members of the Board. The maximum number of Shares with respect to which Awards may be granted to any member of the Board (in consideration for such member’s service as a member of the Board) in any calendar year shall be 200,000 Shares.

(h) Deferral. If the vesting or receipt of Shares or cash under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares or amount of cash subject to such Award will not be treated as an increase in the number of Shares or amount of cash subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(i) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(j) Term of Award. The term of each Award shall be the term stated in the Award Agreement; provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(k) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations or pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(l) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

(m) Minimum Vesting Periods. Awards granted under the Plan shall not vest for at least one year after the date of grant, except that up to a maximum of five percent (5%) of the maximum aggregate number of Shares that may be issued under the Plan set forth in Section 3(a) above may be issued pursuant to Awards without regard for any such minimum vesting period.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of other Awards, such price as is determined by the Administrator.

(v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv) with respect to Options, if the exercise occurs when the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation the NASDAQ Stock Market, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v) with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(vi) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c) Taxes. No Shares or cash shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or cash. The Administrator may provide in any Award Agreement that, upon exercise or vesting of an Award, the Company shall, at the election of the Grantee, withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award, if applicable, sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award (reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award and the numerical limits set forth in Section 6(g), as well as any other terms that the Administrator determines require adjustment, shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions and Changes in Control.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction or Change in Control. In the event Awards are not Assumed or Replaced in connection with a Corporate Transaction or Change in Control, the Administrator shall have the authority (including at the time of the grant of an Award under the Plan or any time while an Award remains outstanding), subject to Section 11(c) below, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer or forfeiture rights of such Awards, on such terms and conditions as the Administrator may specify. Any such Award vesting and exercisability or release from restrictions on transfer or forfeiture rights shall be conditioned upon the consummation of the Corporate Transaction or Change in Control. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Change in Control. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Corporate Transaction or Change in Control shall remain fully exercisable until the expiration or sooner termination of the Award.

(c) Treatment of Performance-Based Awards. With respect to any Award granted under the Plan that is earned or vested based upon achievement of performance criteria, any amount deemed earned or vested in connection with a Corporate Transaction or Change in Control shall be based upon the degree of performance attainment and/or the period of time elapsed in the Performance Period as of the applicable date.

(d) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

12. Effective Date and Term of Plan. The Plan initially became effective upon the Company’s initial public offering on June 13, 2017 (the “Prior Plan”). On May 23, 2019, the Board adopted the amended and restated Plan (this “Amended Plan”), subject to subsequent approval no later than the 2020 annual meeting of the stockholders of the Company. If approved by the Company’s stockholders, this Amended Plan shall continue in effect for a term of ten (10) years from the date of the Board’s adoption of the Amended Plan unless sooner terminated, and Incentive Stock Options may only be granted for ten (10) years from the Board’s adoption of the Amended Plan. If the Company’s stockholders do not approve the Amended Plan, (a) the Prior Plan shall continue in effect in accordance with its terms; and (b) any Conditional Awards granted pursuant to Section 4(d) of the Amended Plan shall be automatically cancelled and immediately become null and void.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws or by Section 4(c) above.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 11 above) shall adversely affect any rights under Awards already granted to a Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause, including, but not limited to, Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been or has not been terminated for Cause for the purposes of this Plan.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. [Intentionally omitted.]

18. [Intentionally omitted.]

19. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest of any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

20. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

21. Clawback/Recoupment. Each Award shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Administrator and as in effect from time to time, or (ii) Applicable Laws (including without limitation Section 304 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act), whether such policy or Applicable Law becomes effective prior to or following the grant of such Award, and the Company may take such actions as may, in its discretion, be necessary to effectuate any such policy or comply with Applicable Law.

22. Compliance With Section 409A of the Code. To the extent applicable, Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and each Award Agreement are intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the Administrator’s sole discretion. Notwithstanding the foregoing, the Company makes no representation with respect to the tax compliance of the Plan or any Award Agreement, including compliance with Section 409A of the Code.

23. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

FIRST AMENDMENT

TO THE

ATHENEX, INC.

AMENDED AND RESTATED

2017 OMNIBUS INCENTIVE PLAN

The Athenex, Inc. Amended and Restated 2017 Omnibus Incentive Plan (the “Plan”), is hereby amended as follows, effective June 18, 2021:

1. Section 3(a) of the Plan is hereby amended and restated in its entirety to provide as follows:

“(a) Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards shall be 12,700,000 Shares. Notwithstanding the foregoing, subject to the provisions of Section 10, below, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is 12,700,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.”

2. Section 4(d) of the Plan is hereby amended and restated in its entirety to provide as follows:

“(d) [Intentionally omitted.]”

3. Section 12 of the Plan is hereby amended and restated in its entirety to provide as follows:

“12. Effective Date and Term of Plan. The original Plan became effective upon the Company’s initial public offering on June 13, 2017. On May 23, 2019, the Board adopted the amended and restated Plan, which became effective upon the approval of the stockholders thereof on June 5, 2020. The Plan was amended to increase the maximum aggregate number of Shares available under the Plan by a First Amendment thereto, which was adopted by the Board on April 19, 2021, and became effective upon the approval of the stockholders thereof on June 18, 2021. Unless sooner terminated as provided in Section 13, the Plan shall terminate on the date that is ten (10) years from the date that the Plan was last approved by the stockholders of the Company; provided that the termination of the Plan shall not adversely affect any rights under Awards already granted to a Grantee. Incentive Stock Options may only be granted for ten (10) years from the date that the Plan was last approved by the Board.”

APPENDIX D

SECOND AMENDMENT

TO THE

ATHENEX, INC.

AMENDED AND RESTATED

2017 OMNIBUS INCENTIVE PLAN

The Athenex, Inc. Amended and Restated 2017 Omnibus Incentive Plan (the “Plan”), is hereby amended as follows, effective November 22, 2022:

1.	Section 3(a) of the Plan is hereby amended and restated in its entirety to provide as follows:

“(a) Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards shall be 25,200,000 Shares. Notwithstanding the foregoing, subject to the provisions of Section 10, below, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is 25,200,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.”

2.	Section 12 of the Plan is hereby amended and restated in its entirety to provide as follows:

“12. Effective Date and Term of Plan. The original Plan became effective upon the Company’s initial public offering on June 13, 2017. On May 23, 2019, the Board adopted the amended and restated Plan, which became effective upon the approval of the stockholders thereof on June 5, 2020. The Plan was amended to increase the maximum aggregate number of Shares available under the Plan by a First Amendment thereto, which was adopted by the Board on April 26, 2021, and became effective upon the approval of the stockholders thereof on June 18, 2021. The Plan was amended again to increase the maximum aggregate number of Shares available under the Plan by a Second Amendment thereto, which was adopted by the Board on September 21, 2022, and became effective upon the approval of the stockholders thereof on November 22, 2022. Unless sooner terminated as provided in Section 13, the Plan shall terminate on the date that is ten (10) years from the date that the Plan was last approved by the stockholders of the Company; provided that the termination of the Plan shall not adversely affect any rights under Awards already granted to a Grantee. Incentive Stock Options may only be granted for ten (10) years from the date that the Plan was last approved by the Board.”

*        *        *         *        *

D-1

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/ATNX
• Cast your vote online
• Have your Proxy Card ready
P.O. BOX 8016, CARY, NC 27512-9903	• Follow the simple instructions to record your vote

PHONE Call 1-866-217-7048
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions

MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

You must register by November 21, 2022 at 5:00 PM ET to attend the meeting online and/or participate at www.proxydocs.com/ATNX

Athenex, Inc. Special Meeting of Stockholders For Stockholders of record as of September 23, 2022

TIME:	Tuesday, November 22, 2022 9:30 AM, Eastern Time

PLACE:	Special Meeting to be held live via the Internet - please visit

www.proxydocs.com/ATNX for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Johnson Y.N. Lau, M.D., and Joe Annoni, and each or either of them (the “Named Proxies”), as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Athenex, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. ALL VOTES MUST BE RECEIVED BY 11:59 pm ET ON NOVEMBER 21, 2022. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Athenex, Inc.

Special Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

		FOR	AGAINST	ABSTAIN
1.	Proposal One - To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares of common stock, par value $0.001 per share, of the Company from 250,000,000 shares to 500,000,000 shares	☐	☐	☐	FOR

2.	Proposal Two - To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, at the discretion of the Board, to effect a reverse stock split of the issued and outstanding shares of Common Stock in a range of not less than one-for-five shares and not more than one-for-twenty shares, with a corresponding reduction in the total number of authorized shares of common stock in proportion to the reduction of the issued and outstanding shares, to enable the Company to comply with the Nasdaq continued listing requirements	☐	☐	☐	FOR

3.	Proposal Three - To approve the Second Amendment to the Amended and Restated 2017 Omnibus Incentive Plan	☐	☐	☐	FOR

You must register by November 21, 2022 at 5:00 PM ET to attend the meeting online and/or participate at www.proxydocs.com/ATNX

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date	Signature (if held jointly) Date